                                                                EXHIBIT 10(ae)





                                     PARCEL LEASE




                                       BETWEEN




                        MARINE WORLD JOINT POWERS AUTHORITY ,
                                       LANDLORD




                                         AND




                                PARK MANAGEMENT CORP.,
                                        TENANT




                             DATED AS OF NOVEMBER 7, 1997

                                  TABLE OF CONTENTS


                                      ARTICLE 1
                                     DEMISE; TERM
SECTION 1.01.  Demise of the Private Parcel. . . . . . . . . . . . . . . . . .2
SECTION 1.02.  Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
SECTION 1.03.  Renewal Option. . . . . . . . . . . . . . . . . . . . . . . . .2
SECTION 1.04.  Rule Against Perpetuities . . . . . . . . . . . . . . . . . . .2

                                      ARTICLE 2
                                         RENT
SECTION 2.01.  Minimum Annual Rent . . . . . . . . . . . . . . . . . . . . . .2
SECTION 2.02.  Payment of Rent . . . . . . . . . . . . . . . . . . . . . . . .3
SECTION 2.03.  No Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . .3

                                      ARTICLE 3
                                     USE; ACCESS
SECTION 3.01.  Use of Private Parcel  . . . . . . . . . . . . . . . . . . . . l3
SECTION 3.02.  Limitation on Use . . . . . . . . . . . . . . . . . . . . . . .4
SECTION 3.03.  Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . .4
SECTION 3.04.  Other Agreements. . . . . . . . . . . . . . . . . . . . . . . .4
SECTION 3.05.  Minimum Investment. . . . . . . . . . . . . . . . . . . . . . .5
SECTION 3.06.  Title to Improvements . . . . . . . . . . . . . . . . . . . . .5
SECTION 3.07.  Use by Vendors; Parking . . . . . . . . . . . . . . . . . . . .6
SECTION 3.08.  Access to Private Parcel. . . . . . . . . . . . . . . . . . . .6
SECTION 3.09.  Signs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
SECTION 3.10.  Tenant's Property . . . . . . . . . . . . . . . . . . . . . . .6

                                      ARTICLE 4
                                     IMPOSITIONS
SECTION 4.01.  Tenant's Obligation to Pay Impositions. . . . . . . . . . . . .7
SECTION 4.02.  Segregation and Payment of Impositions. . . . . . . . . . . . .8
SECTION 4.03.  Taxes Imposed Upon Creation of Leasehold. . . . . . . . . . . .9

                                      ARTICLE 5
                                      INSURANCE
SECTION 5.01.  Extended Coverage and Liability . . . . . . . . . . . . . . . .9
SECTION 5.02.  Carriers; Policies. . . . . . . . . . . . . . . . . . . . . . 10
SECTION 5.03.  Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
SECTION 5.04.  Certificate of Insurance. . . . . . . . . . . . . . . . . . . 10
SECTION 5.05.  Release and Waiver of Subrogation . . . . . . . . . . . . . . 10
SECTION 5.06.  Title Insurance . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 5.07.  Landlord's Insurance. . . . . . . . . . . . . . . . . . . . . 11

                                      ARTICLE 6
                               MAINTENANCE OF PROPERTY
SECTION 6.01.  No Waste. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SECTION 6.02.  Tenant's Maintenance Obligations. . . . . . . . . . . . . . . 11

                                      ARTICLE 7
                                ALTERATIONS BY TENANT
SECTION 7.01.  Alterations . . . . . . . . . . . . . . . . . . . . . . . . . 12
SECTION 7.02.  Tenant Improvements . . . . . . . . . . . . . . . . . . . . . 12

                                      ARTICLE 8
                                   UTILITY SERVICES
SECTION 8.01.  Utility Services. . . . . . . . . . . . . . . . . . . . . . . 13

                                      ARTICLE 9
                                DAMAGE TO THE PROPERTY
SECTION 9.01.  Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
SECTION 9.02.  Restoration or Termination. . . . . . . . . . . . . . . . . . 13
SECTION 9.03.  Effect of Lease Termination . . . . . . . . . . . . . . . . . 14
SECTION 9.04.  Insurance Proceeds. . . . . . . . . . . . . . . . . . . . . . 14
SECTION 9.05.  Restoration . . . . . . . . . . . . . . . . . . . . . . . . . 15

                                      ARTICLE 10
                                     CONDEMNATION
SECTION 10.01. Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 10.02. Total Taking. . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 10.03. Partial Taking. . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 10.04. Award . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 10.05. Abatement of Rent . . . . . . . . . . . . . . . . . . . . . . 16
SECTION 10.06. Landlord's Condemnation Covenant. . . . . . . . . . . . . . . 16

                                      ARTICLE 11
                                        LIENS
SECTION 11.01. No Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 11.02. Mechanics' Liens. . . . . . . . . . . . . . . . . . . . . . . 17

                                      ARTICLE 12
                          INSPECTION OF PREMISES BY LANDLORD
SECTION 12.01. Entry . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 12.02. Exhibit for Sale or Lease . . . . . . . . . . . . . . . . . . 17

                                      ARTICLE 13
                              ASSIGNMENT AND SUBLEASING
SECTION 13.01. Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . 18
SECTION 13.02. Permitted Assignee. . . . . . . . . . . . . . . . . . . . . . 18
SECTION 13.03. Subleases . . . . . . . . . . . . . . . . . . . . . . . . . . 18
SECTION 13.04. Provisions Applicable to Both Assignments and Subleases . . . 19

                                      ARTICLE 14
                                 LEASEHOLD MORTGAGES
SECTION 14.01. Tenant's Right to Create Leasehold Mortgages. . . . . . . . . 19
SECTION 14.02. Insurance and Condemnation Proceeds . . . . . . . . . . . . . 20
SECTION 14.03. Permitted Leasehold Mortgagees. . . . . . . . . . . . . . . . 20

SECTION 14.04. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
SECTION 14.05. Time to Cure Defaults . . . . . . . . . . . . . . . . . . . . 20
SECTION 14.06. Right to Cure . . . . . . . . . . . . . . . . . . . . . . . . 21
SECTION 14.07. No Amendment of Lease . . . . . . . . . . . . . . . . . . . . 21
SECTION 14.08. Foreclosure Permitted . . . . . . . . . . . . . . . . . . . . 21
SECTION 14.09. Right to Assign Following Foreclosure . . . . . . . . . . . . 22
SECTION 14.10. New Lease . . . . . . . . . . . . . . . . . . . . . . . . . . 22
SECTION 14.11. Additional Leasehold Mortgagee Requirements . . . . . . . . . 22

                                      ARTICLE 15
                                 TRANSFER BY LANDLORD
SECTION 15.01. Limitation of Landlord's Liability. . . . . . . . . . . . . . 23
SECTION 15.02. Limitation on Encumbrance by Landlord . . . . . . . . . . . . 23
SECTION 15.03. Other Limitations . . . . . . . . . . . . . . . . . . . . . . 23

                                      ARTICLE 16
                                   INDEMNIFICATION
SECTION 16.01. Indemnification of Landlord . . . . . . . . . . . . . . . . . 23
SECTION 16.02. Indemnification of Tenant . . . . . . . . . . . . . . . . . . 24

                                      ARTICLE 17
                       TENANT'S DEFAULT AND LANDLORD'S REMEDIES
SECTION 17.01. Tenant Default. . . . . . . . . . . . . . . . . . . . . . . . 24
SECTION 17.02. Notice From Landlord. . . . . . . . . . . . . . . . . . . . . 25
SECTION 17.03. Termination of Tenant's Right to Possession . . . . . . . . . 25
SECTION 17.04. Termination . . . . . . . . . . . . . . . . . . . . . . . . . 25
SECTION 17.05. Landlord's Equitable Relief . . . . . . . . . . . . . . . . . 26
SECTION 17.06. Landlord's Right to Perform Tenant's Covenants. . . . . . . . 26
SECTION 17.07. No Waiver by Landlord or Tenant . . . . . . . . . . . . . . . 26
SECTION 17.08. Landlord's Remedies Cumulative. . . . . . . . . . . . . . . . 26
SECTION 17.09. Counterclaims by Tenant in Action to Recover Possession . . . 27
SECTION 17.10. Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . 27

                                      ARTICLE 18
                       LANDLORD'S DEFAULT AND TENANT'S REMEDIES
SECTION 18.01. Landlord's Default. . . . . . . . . . . . . . . . . . . . . . 27
SECTION 18.02. Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 18.03. Tenant's Remedies . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 18.04. No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . 28

                                      ARTICLE 19
                        ESTOPPEL CERTIFICATES; NON-DISTURBANCE
SECTION 19.01. Estoppel Certificate by Tenant. . . . . . . . . . . . . . . . 28
SECTION 19.02. Estoppel Certificate by Landlord. . . . . . . . . . . . . . . 28
SECTION 19.03. Estoppel Non-Disturbance. . . . . . . . . . . . . . . . . . . 28

                                      ARTICLE 20
                                ARBITRATION; APPRAISAL
SECTION 20.01. Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . 29

SECTION 20.02. Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 20.03. No Alteration of Lease. . . . . . . . . . . . . . . . . . . . 30

                                      ARTICLE 21
                               END OF TERM; TERMINATION
SECTION 21.01. End of Term . . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 21.02. Holding Over. . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 21.03. Acceptance of Surrender . . . . . . . . . . . . . . . . . . . 30
SECTION 21.04. Compensation to Tenant Upon Certain Events of Termination . . 30
SECTION 21.05. General Effect of Termination . . . . . . . . . . . . . . . . 31

                                      ARTICLE 22
                                  GENERAL PROVISIONS
SECTION 22.01. Provisions Subject to Applicable Law. . . . . . . . . . . . . 31
SECTION 22.02. Time is of the Essence. . . . . . . . . . . . . . . . . . . . 31
SECTION 22.03. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 22.04. Invalidity of Particular Provisions . . . . . . . . . . . . . 32
SECTION 22.05. Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 22.06. No Joint Venture. . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 22.07. Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 22.08. Net Lease . . . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 22.09. Source of Payment of Obligations Incurred Under this Lease. . 32
SECTION 22.10. Successors. . . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 22.11. No Merger of Title. . . . . . . . . . . . . . . . . . . . . . 32
SECTION 22.12. Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 22.13. Contests. . . . . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 22.14. Nondiscrimination . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 22.15. Interpretation. . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 22.16. Integration . . . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 22.17. Memorandum of Lease for Recording . . . . . . . . . . . . . . 34
SECTION 22.18. Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . 34

                                      ARTICLE 23
                                ENVIRONMENTAL MATTERS
SECTION 23.01. Landlord's Environmental Obligations. . . . . . . . . . . . . 34
SECTION 23.02. Tenant's Environmental Obligations. . . . . . . . . . . . . . 35
SECTION 23.03. Legal Contests. . . . . . . . . . . . . . . . . . . . . . . . 35
SECTION 23.04. Additional Landlord Responsibilities; Termination of Lease. . 36

                                      ARTICLE 24
                SALE OF PRIVATE PARCEL; REPURCHASE OF TENANT'S ESTATE
SECTION 24.01. Landlord's Right to Sell. . . . . . . . . . . . . . . . . . . 36
SECTION 24.02. Repurchase of Tenant's Estate . . . . . . . . . . . . . . . . 37

                                     ARTICLE 24A
           ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF LANDLORD
SECTION 24A.01.Landlord's Additional Representations and Warranties. . . . . 38

                                      ARTICLE 25
                             DEFINITION OF CERTAIN TERMS
SECTION 25.01. Definitions . . . . . . . . . . . . . . . . . . . . . . . . . 39

EXHIBITS
--------

EXHIBIT A - DESCRIPTION OF THE LAND
EXHIBIT B - DESCRIPTION OF THE PRIVATE PARCEL
EXHIBIT C - PERMITTED EXCEPTIONS
EXHIBIT D - RECIPROCAL EASEMENT AGREEMENT
EXHIBIT E - REVENUE SHARING AGREEMENT

                                     PARCEL LEASE

     This Parcel Lease, dated as of November 7, 1997 (the "Lease"), is made by and between Marine World Joint Powers Authority, a joint exercise of powers authority organized and existing under the laws of the State of California (hereinafter called "Landlord"), whose address is City Hall, 555 Santa Clara Street, Vallejo, California 94590, and Park Management Corp., a California corporation (hereinafter called "Tenant"), whose address is Marine World Parkway, Vallejo, California 94590.

                                       RECITALS

     A. All capitalized terms used herein and not defined in the section where first used in this Lease are defined in Article 25 hereof or the definition of such capitalized term is referenced in Article 25 hereof.

     B. The City of Vallejo (the "City") owns approximately one hundred thirty-eight (138) acres of land located in the County of Solano, State of California, described in Exhibit A attached hereto (the "Land"). The City also owns or controls the right to use the surface of Lake Chabot, a flood control and drainage reservoir consisting of approximately fifty-five (55) acres.

     C. Certain improvements to the portion of the Land identified as the "Public Parcel" below were refinanced on January 30, 1997, with the proceeds of certificates of participation in the aggregate principal amount of $63,465,000 (the "Certificates of Participation Financing").

     D. In connection with the Certificates of Participation Financing, (i) the City entered into a 1997 Site Lease Relating to Marine World dated as of January 1, 1997 whereby the City leased the Land and rights to use Lake Chabot to the Landlord (the "1997 City-Marine World Lease"), (ii) the Landlord and the City entered into a 1997 Lease Agreement Relating to Marine World, dated as of January 1, 1997, whereby the Landlord leased back to the City a portion of the Land (the "Public Parcel") and rights to use Lake Chabot (the "1997 Marine World-City Lease), (iii) the City and the Redevelopment Agency of the City of Vallejo (the "Agency") entered into a 1997 First Sublease Agreement Relating to Marine World, dated as of January 1 1997, whereby the City subleased to the Agency the Public Parcel and the rights to use Lake Chabot (the "1997 City-Agency Lease"), and (iv) the Agency and the Landlord entered into a 1997 Second Sublease Agreement Relating to Marine World, dated as of January 1, 1997, whereby the Agency subleased to the Landlord the Public Parcel and the rights to use Lake Chabot (the "1997 Agency-Marine World Lease") to enable the Landlord to operate and maintain a park under the name "Marine World/Africa U.S.A."

     E. In connection with the exercise of an option (the "Option") granted by the Landlord under the Option Agreement (Parcel Lease), dated as of May 30, 1997, between the Landlord and the Tenant, the Landlord and the Tenant now desire to provide for a lease of the portion of the land identified in Exhibit B attached hereto (the "Private Parcel," which Private Parcel shall be hereinafter deemed to include, as appropriate, all Improvements thereon), to enable the Tenant to construct and operate facilities on the Private Parcel compatible with those on the Public Parcel.

                                   ARTICLE 1

                                  DEMISE TERM

     SECTION 1.01. DEMISE OF THE PRIVATE PARCEL. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions set forth herein and subject only to the exceptions to title described in Exhibit C attached hereto (the "Permitted Exceptions"), the Private Parcel together with any buildings, structures, facilities, fixtures, equipment, paving, surfacing, sewers, storm drains and other improvements which may now or hereafter be located thereon belonging to or leased by Landlord, and all easements, rights of way and other rights therein and appurtenances thereto. Tenant has no rights under this Lease to the use of the surface or any part of Lake Chabot. Landlord warrants that the Land is subject only to the Permitted Exceptions.

     SECTION 1.02. TERM. The term of this Lease (the "Term") shall be for a period of fifty-five (55) years commencing on the date of exercise of the Option (the "Term Commencement Date") and ending on the date which is fifty-five
(55) years after the Term Commencement Date, unless this Lease is terminated on an earlier date, or renewed in accordance with Section 1.03 below. Landlord shall deliver possession of the Private Parcel to Tenant under this Lease on the Term Commencement Date, and no other person or entity shall be in possession of any thereof.

     SECTION 1.03. RENEWAL OPTION. Tenant shall have the right, at its election, to extend the original term of this Lease for four (4) extension periods of ten (10) years each, and a final extension period of four (4) years (each a "Renewal Option"). Each Renewal Option shall commence upon the expiration of the original term or the prior Renewal Option (as the case may be), provided that Tenant shall give to Landlord notice of the exercise of its selection at least four (4) months prior to the expiration of the original term or such prior Renewal Option (as the case may be). Prior to the exercise by Tenant of any of said elections to extend the original term, the expression "the term of this Lease" or any equivalent expression shall mean the original term; after the exercise by Tenant of any of the aforesaid elections, the expression "the term of this Lease" or equivalent expression shall mean the original term as it may have been extended. Except as expressly otherwise provided in this Lease, all the agreements and conditions in this Lease contained shall apply to the additional period or periods to which the original term shall be extended as aforesaid, the term shall be extended upon the giving of the notice without the requirement of any action on the part of Landlord.

     SECTION 1.04. RULE AGAINST PERPETUITIES. If and to the extent that any of the options, rights and privileges granted to Tenant under the provisions of this Lease would, in the absence of the limitation imposed by this Section, be invalid or unenforceable as being in violation of the rule against perpetuity or any other rule of law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Lease, said options, rights and privileges, subject to the respective conditions governing the exercise of such options, rights and privileges, shall be exercisable by Tenant only during a period which shall end no later than twenty (20) years after the date of execution of this Lease in which event, Tenant shall have the right, to the extent permitted by Law, to exercise any or all of its Renewal Options prior to the expiration of such period.

                                   ARTICLE 2

                                      RENT

     SECTION 2.01.  MINIMUM ANNUAL RENT.  Commencing on the Rent
Commencement Date and continuing throughout the remainder of the Term, Tenant shall pay an annual fixed rent of One Dollar ($l.00) (the "Minimum Annual Rent"). Tenant's obligation to pay Minimum Annual Rent on the Private Parcel under this Lease shall commence on the date of exercise of the Option (the "Rent Commencement Date").

     SECTION 2.02. PAYMENT OF RENT. The Minimum Annual Rent shall be paid in advance on the Rent Commencement Date and on each one year anniversary thereof during the Term.

     SECTION 2.03. NO SETOFF. Tenant covenants to pay the Minimum Annual Rent herein reserved and all other sums which may become due hereunder or be payable by Tenant hereunder, at the times and in the manner provided in this Lease without notice or demand except as otherwise expressly provided herein. The Minimum Annual Rent and any other amounts required to be paid by Tenant hereunder are sometimes collectively referred to as, and shall constitute, "rent".

                                   ARTICLE 3

                                   USE ACCESS

     SECTION 3.01.  USE OF PRIVATE PARCEL.  Tenant shall develop the
Private Parcel with various Improvements, which may include, without limitation, thrill rides, water attractions, themed areas, concert facilities, restaurants and other food outlets, courts or other areas for preparation and/or service or dispensing of food, game venues, theater and other show areas and merchandise shops, all of which shall be compatible with the Improvements located on the Public Parcel as of the date hereof. Tenant shall also in good faith consider the construction of a conference center in connection with its development of the Private Parcel. Landlord shall cooperate with and assist Tenant (at the written request and cost of the Tenant), in effecting development of the Private Parcel.

     Tenant shall furnish and equip the Improvements constructed on the Private Parcel with all fixtures, furniture, furnishings, and other equipment and other personal property (collectively, "Personal Property") of a quantity and quality necessary to operate the Private Parcel in a manner at least comparable to the operation of the other theme parks operated by PPI (the "Premier Parks"); provided, however, that Tenant, in its sole discretion, shall determine the nature and quantity of attractions to be located at the Private Parcel at any time during the Term. Tenant further agrees to maintain the Improvements and such Personal Property and keep the same in good order and condition ordinary wear and tear excepted, and promptly make all necessary repairs, replacements and renewals thereof, except as otherwise expressly provided in this Lease (including, but not limited to, Section 6.02).

     The Private Parcel shall at all times be used as a theme and/or amusement park and/or other entertainment venue, and/or in any other manner consistent with the use of the Public Parcel, and shall be generally open for admission by patrons at the same times as are the facilities on the Public Parcel, except as otherwise expressly provided in this Lease; provided, however, it is expressly understood and agreed that nothing in this Lease shall be deemed or construed to require that all or any of the Private Parcel be continuously operated. Tenant shall have the right to close all or any portion of the Private Parcel during all or any such portion of the off season as Tenant shall determine.

     The Landlord will implement as soon as practicable any substitution of property between the Private

Parcel and the Public Parcel which is requested by the Tenant in writing and is otherwise consistent with the provisions of the 1997 Marine World-City Lease and not adverse in any material respect to the operations conducted on the Public Parcel. Upon any such substitution, the property transferred to the Private Parcel shall for all purposes hereof be deemed part of the Private Parcel and subject to the provisions of this Lease as if such property were originally part of the Private Parcel. In connection with any such substitution, Tenant shall promptly arrange for the recordation of a supplement to the description of the Private Parcel in Exhibit B hereto in the real property records of Solano County, California consistent therewith.

     Once commenced, all construction, alteration or repair work permitted herein shall be accomplished as expeditiously and diligently as is commercially practicable. Tenant shall take all reasonably necessary measures to minimize any damage, disruption or inconvenience to the Public Parcel caused by such work and make adequate reasonable and customary provision for the safety and convenience of all persons affected thereby, including but not limited to using commercially practicable methods to control all objectionable or unpleasant dust, noise, odor and other materially adverse effects thereof, upon the Public Parcel and/or the normal use thereof. Tenant shall repair, at its own cost and expense, any and all damage caused by such work, except as otherwise expressly provided in this Lease.

     Any work performed by or on behalf of Landlord or by or on behalf of Tenant or any occupant or sublessee to connect to, repair, relocate, maintain or install any storm drain, sanitary sewer, water line, gas-line, telephone conduit or any other public utility service shall be performed so as to minimize interference with the provision of such services to occupants, sublessees and other persons.

     SECTION 3.02. LIMITATION ON USE. Tenant shall not use or permit to be used any part of the

Private Parcel for any illegal purposes and will not cause or maintain any nuisance in, at or on the Private Parcel. Tenant shall not do anything, or permit anything to be done, in or about the Private Parcel which will: (i) invalidate or be in conflict in any material way with the provisions of any fire or other insurance policies covering the Private Parcel; or (ii) result in an inability of Tenant to obtain fire insurance from reputable companies for the Improvements on the Private Parcel as required by Article 5.

     SECTION 3.03. COMPLIANCE. Throughout the Term Tenant shall timely comply in all material respects with all Laws and the requirements of all policies of insurance which may be applicable to the Private Parcel, including the making of any required Improvements on the Private Parcel; provided, however, that notwithstanding the foregoing Tenant shall have the right to use the Private Parcel for the uses permitted pursuant to Sections 3.01 and 3.02 even if there is a change in Laws applicable to the Private Parcel, and further provided that Landlord shall be responsible for any and all violations of Law existing on the Term Commencement Date. Landlord agrees, within thirty (30) days (or such sooner period as may be required by Law) after delivery by Tenant of written notice to Landlord which notice is delivered within one year of the Term Commencement Date, to either (a) cure any such violation(s) existing on the Term Commencement Date in compliance with Laws or (b) to notify Tenant in writing of Landlord's desire that Tenant effect such cure and its commitment to reimburse Tenant for all reasonable costs expended by Tenant in order to effectuate such cure; provided, however, if Landlord fails to either: (i) effect such cure at least ten (10) business days prior to the expiration of the period prescribed by Law to do so; or (ii) notify Tenant of its election of subparagraph (b) above within ten (10) business days of receipt of Tenant's notice, then Tenant may effectuate such cure and be promptly reimbursed by Landlord.

     SECTION 3.04. OTHER AGREEMENTS. Landlord and Tenant acknowledge and agree that there shall be no merger of this Lease and any of the Master Lease, the 1997 City-Marine World Lease, the 1997 Marine World-City Lease, the 1997 City-Agency Lease or the 1997 Agency-Marine World Lease (collectively, the "Public Leases"). Notwithstanding the foregoing, Landlord and Tenant acknowledge that they will benefit from a common plan of operation of improvements on the Public Parcel and the Improvements on the Private Parcel, and by allowing patrons of the Public Parcel free access to the public areas of the Private Parcel, and patrons of the Private Parcel free access to the public areas of the Public Parcel, subject to the terms and conditions of this Lease and the Reciprocal Easement Agreement.
To that end, Landlord and Tenant have entered into the Reciprocal Easement Agreement and the Revenue Sharing Agreement (the "Other Agreements"), and acknowledge and agree that the terms of the Other Agreements and the Public Leases are integral to Tenant's use of the Private Parcel and Landlord's use of the Public Parcel.

     SECTION 3.05. MINIMUM INVESTMENT. Tenant hereby agrees to expend at least an aggregate $7,000,000 towards the construction of Improvements (which shall include at least one major attraction) on the Private Parcel (the "Minimum Investment") during the two year period commencing with the Term Commencement Date. Notwithstanding the foregoing, (a) the Minimum Investment shall be reduced by an amount equivalent to the amount, if any, by which the amounts expended by Tenant under that certain Option Agreement exceeds the "Purchase Amount" as defined therein (and as referenced in clause (i)(b) of Section 1.05 thereof), provided that, in any event, the Improvements to be so constructed shall include a major attraction or attractions; (b) Tenant shall not expend in excess of $50,000,000 (exclusive of any costs of Restoration, replacement of damaged or obsolescent Improvements) towards construction of Improvements on the Private Parcel during the Term, unless it shall first obtain an opinion of nationally-recognized bond counsel acceptable to the Landlord to the effect that expenditures in excess of such amount will not result in the interest component of the Certificates of Participation Financing being included in the gross incomes of the owners of the certificates of participation for federal income tax purposes or otherwise result in a breach of the Landlord's covenants in Section 10.05 of the Trust Agreement referenced in the Agency-Marine World Lease, and (c) Landlord will reasonably consider any proposal in writing by Tenant to include the cost of any of Tenant's Property towards the Minimum Investment, and if such Tenant's Property is ever removed from the Private Parcel, it is replaced with other property of equal or greater value.

     From time to time (but not less than annually), and otherwise upon written request of Landlord, Tenant shall provide Landlord with a written report as to the extent of its investment in Improvements to the Private Parcel and the then value thereof, which value shall be based on the actual cost of such Improvements less depreciation thereof determined in accordance with generally accepted accounting principles and less the value (after depreciation determined as aforesaid) of any such damaged, destroyed or taken Improvements which are not replaced or reconstructed during the period covered by the report. Each annual report shall, at a minimum, show any additional Investment during the immediately preceding year. The amounts actually expended, from time to time, by Tenant towards the construction of Improvements in accordance with the preceding paragraph, as may be adjusted in accordance with the terms hereof and valued in accordance with the preceding sentence, shall be referred to herein as the "Investment."

     SECTION 3.06. TITLE TO IMPROVEMENTS. If Improvements are constructed by Tenant on the Private Parcel under this Lease, title to such Improvements shall remain the property of Tenant during the remainder of the Term and, upon expiration of the Term, title to all Improvements then vested in Tenant which have not been removed from the Private Parcel within twenty (20) days after expiration shall vest in Landlord and the same shall become the property of Landlord at that time without notice or execution of further instruments and without cost, expense or obligation of any kind or nature to Landlord; provided, however, notwithstanding anything to the contrary in any Public Lease or in any Other Agreement, the parties acknowledge that Tenant may remove any and all Improvements at any time prior to the expiration or earlier termination of this Lease either: (a) in connection with any Restoration; or (b) at any other time Tenant determines, in its sole discretion, so long as the Minimum Investment has been made and is being maintained in accordance with the terms of this Lease. Upon expiration or termination of this Lease (other than termination arising out of a Total Taking or a Landlord's Default), Tenant agrees to not remove Improvements selected by Tenant (which shall include at least one major attraction) with an original cost to Tenant equal to the Minimum Investment. Tenant agrees to execute, deliver, and if necessary, cause to be recorded, such instruments as Landlord shall reasonably request to cause title to all Improvements located on the Private Parcel upon the expiration or earlier termination of this Lease to be so vested in Landlord if not removed by Tenant as aforesaid.

     SECTION 3.07. USE BY VENDORS; PARKING. (a) At any time during the term of this Lease, Tenant may lease or license departments, grant concessions or enter into space/occupancy leases granting third parties the right to sell goods, wares, merchandise, food and services and/or provide games, attractions, arcades and other entertainment in or at the Private Parcel. The foregoing shall not be considered a subletting or assignment for purposes of this Lease, including but not limited to Article 13 hereof nor shall such licensee or concessionaire be considered a subtenant within the meaning of this Lease, provided that such party's business is not in the eyes of the public separately identifiable from Tenant's business at the Private Parcel, and the subletting is not for more than an insubstantial portion of the area of the Private Parcel. Tenant shall assure that any such leases, licenses or concessions are subordinate to this Lease, and terminate upon termination of this Lease.

     (b) Tenant (including any subtenant, licensee and concessionaire thereof) shall be entitled to the use of parking spaces in the parking lot serving the Public Parcel for its employees, agents, guests and other invitees on the same terms as employees, agents, guests and other invitees of Landlord with respect to the Public Parcel, subject to the Rules and Regulations (as defined in the REA) and the other terms of the REA.

     SECTION 3.08.  ACCESS TO PRIVATE PARCEL.  Landlord agrees that
Tenant shall have sole and exclusive access to all of the Private Parcel at all times during the term of this Lease, except to the extent otherwise expressly provided herein or in the Reciprocal Easement Agreement, and that Landlord shall not permit or create, or cause to be permitted or created, any event or condition which results in preventing or restricting Tenant from, or otherwise materially interfering with, the use and enjoyment by Tenant of the Private Parcel for its intended purpose, including but not limited to impairing its access thereto.

     SECTION 3.09. SIGNS. Tenant may install and maintain a sign or signs at the Private Parcel provided same are in compliance with any and all applicable Laws. Landlord shall cooperate with Tenant (including, without limitation, execution of all applications) in connection with any Permits which are required in connection with the installation or maintenance of said signs. Landlord shall not erect any signs at the Private Parcel without Tenant's prior written consent.

     SECTION 3.10. TENANT'S PROPERTY. (a) All stock-in-trade, personal property, furniture, furnishings, machinery, equipment and movable trade fixtures (not constituting Improvements) supplied by or installed by or on behalf of Tenant at Tenant's sole cost and expense, including Personal Property ("Tenant's Property"), shall remain the property of Tenant and Tenant may remove Tenant's Property from the Private Parcel at anytime during the Term so long as such removal does not otherwise cause a Tenant's Default, and at the end of the Term or upon sooner termination as aforesaid.

     (b) Tenant shall have the right, without obtaining Landlord's prior written consent, to enter into various leasing or other financing arrangements with respect to such Tenant's Property ("Equipment Financing"), whether such Equipment Financing is in the form of conditional sale contract, chattel mortgage, lease or other like security interest. Neither the Landlord nor any party claiming by, through or under Landlord shall have any lien for the performance of any obligations of Tenant upon any Tenant's Property and Landlord, for itself and any party claiming by, through or under Landlord, hereby expressly waives the provisions of any Law giving to it such a lien. Landlord agrees, if requested by or on behalf of any lender to which Tenant shall grant a security interest in the Tenant's Property or any lessor of Tenant's Property in connection with such Equipment Financing (collectively, the "Equipment Lessor"), to promptly execute, acknowledge and deliver such waivers or other instruments reasonably required by Tenant and/or the Equipment Lessor to confirm that Landlord: (i) has waived any such lien, (ii) agrees that the Equipment Lessor shall have the right to enter upon the Private Parcel for the purposes of removing Tenant's Property, and (iii) shall not hinder or delay such removal, provided that Tenant or the Equipment Lessor shall agree to (A) repair any damage to the Improvements caused by such removal, and (B) otherwise comply with the terms of this Lease in connection with such removal. Landlord shall use all commercially reasonable efforts to require the holder of any mortgage affecting Landlord's interest in the Private Parcel to agree to do likewise (or in lieu thereof deliver a non-disturbance agreement containing appropriate provision therefor). Anything herein to the contrary notwithstanding, the existence or continuance of any such security interest in connection with Tenant's Property shall not be deemed a Tenant Default hereunder.

                                   ARTICLE 4

                                  IMPOSITIONS

     SECTION 4.01. TENANT'S OBLIGATION TO PAY IMPOSITIONS. Tenant shall pay, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all Impositions which are hereafter assessed, imposed or become a lien upon the Private Parcel or any part thereof during the Term; provided, however, that Tenant shall only be obligated to pay Impositions assessed against its possessory interest created by this Lease and not against the fee and reversion, or any other interest or property or other asset retained by Landlord. If, by Law, any such Imposition may be paid in installments, Tenant may pay the same (and, to the extent required, any accrued interest thereon) in installments before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof and Tenant shall only be required to pay those installments coming due during the Term.

     "Impositions" shall be defined as all taxes (including possessory interest taxes associated with the Private Parcel and the execution of this Lease), assessments (including all assessments for public improvements or benefits, fees, water, sewer or similar rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other governmental charges of any kind or nature whatsoever, whether general or special, ordinary or extraordinary, foreseen or unforeseen, or hereafter levied or assessed in lieu of or in substitution of any of the foregoing of every character (including all interest and penalties thereon), which at any time during or in respect of the Term may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon the Private Parcel, any Improvements, any of Tenant's Personal Property now or hereafter located thereon, on the leasehold estate created hereby or which may be imposed upon any taxable interest of Tenant acquired pursuant to this Lease or on account of any taxable possessory right which Tenant may have acquired pursuant to this Lease, or any part thereof or which may be levied upon or measured by the rent payable hereunder. Notwithstanding anything to the contrary set forth above or elsewhere in this Lease, "Impositions" shall not include any income, excess profit, estate, inheritance, successions transfer, franchise, capital or other tax assessment upon the fee interest of Landlord in the Private Parcel or upon the rentals payable under this Lease, all of which shall be the obligation of Landlord. Tenant will pay or reimburse Landlord, as the case may be, for any fine, penalty, interest or cost which may be added by the collecting authority for the late payment or nonpayment of any Imposition required to be paid by Tenant hereunder. All Impositions imposed for the tax year in which this Lease shall commence, and the tax year in which this Lease shall terminate, shall be apportioned between Tenant and Landlord.

     Notwithstanding the foregoing, Tenant shall have the right to contest any Imposition or other assessment, valuation or levy against all or any part of the Private Parcel, or any interest therein, in accordance with applicable Laws and the provisions of Section 22.13 hereof.

     SECTION 4.02.  SEGREGATION AND PAYMENT OF IMPOSITIONS.

     Notwithstanding the foregoing or anything in the REA to the contrary:

     (a) If Tenant, in its sole discretion, desires that the parties' respective interests in the Private Parcel and the Public Parcel be separately assessed with respect to the assessment of Impositions (and abatements, exemptions and credits available with respect thereto), based on the value of the relevant parties' respective interests therein, then Tenant (or, if required by Law, promptly after written notice from Tenant, Landlord) shall make application to the assessor's office therefore and Landlord shall execute and deliver, or cause to be executed and delivered, all such documents, instruments, applications or other forms which may be necessary in connection therewith, and otherwise cooperate with Tenant, at Tenant's expense, in connection with such application.

     (b) If Tenant's interest in the Private Parcel is not separately assessed as aforesaid, then Tenant's share of the Impositions shall be deemed to be the Impositions which are due and payable as assessed against Tenant's possessory interest in the Private Parcel and the Improvements only. The parties shall arrange for the relevant taxing authorities to send copies of all tax bills for any tax year related to the Private Parcel or the Improvements to Tenant and, if legally permissible, to accept payment of their respective portions directly from Tenant and Landlord. The amount of Impositions payable by each of the parties hereunder related to the Private Parcel or the Improvements for any tax year shall be timely paid by each party directly to the taxing authority for said tax year so as to avoid the accrual of interest or the payment of a penalty.

     (c) The Imposition upon the Private Parcel and the Improvements for any tax year shall mean such amounts as shall be finally determined after deducting net reductions or abatements, refunds or rebates, if any, to be the Impositions payable with respect to the Private Parcel and the Improvements for said tax year. For the purposes of determining payments due from each of Tenant and Landlord in accordance with the provisions of this Article, the Impositions upon the Private Parcel and the Improvements for any tax year shall be deemed to be the Impositions assessed for such year until such time as a reduction, abatement, refund or rebate shall be made for such tax year, and, if any reduction, abatement, rebate or refund shall be made for any tax year, an appropriate refund shall be made with respect to the amount paid by each of Tenant and Landlord on account of Impositions dependent upon the amount of such reduction, abatement, rebate or refund, less the cost and expense of obtaining the same.

     (d) If the Private Parcel and the Improvements, or any part thereof is entitled to any abatements, exemptions or credits of or against Impositions and same are granted, each of the parties hereto hereby agrees that thereafter it shall use commercially reasonable efforts to ensure that said abatements, exemptions or credits of Impositions shall not be terminated, rescinded or otherwise lost due to its wrongful acts or omissions (whether or not acts or omissions are permitted by this Lease).

     (e) If Tenant is required to escrow Impositions with a Leasehold Mortgagee, then, at Tenant's request and upon reasonable evidence of such requirement, Landlord shall pay to Tenant on the first day of each month during the term of this Lease that Tenant is required to so escrow Impositions, a sum equal to one twelfth (1/12) of amount, if any, payable by Landlord in respect of Impositions against the fee and reversion retained by Landlord in the Private Parcel hereunder.

     (f) Notwithstanding the foregoing, or anything to the contrary set forth herein or anything in the REA to the contrary, Tenant shall have the right, exercisable upon written notice to Landlord, to make any payment of Landlord's share of the Impositions in order to avoid the accrual of interest or other late fees or the imposition of a penalty or creation of a lien upon the Private Parcel if Landlord does not pay same on or before the later of 3 business days:
(i) from the date of delivery of such notice, or (ii) prior to the date such payment is due to in order to avoid the accrual of interest or other late fees or the imposition of a penalty or creation of a lien upon the Private Parcel. In the event Tenant makes any such payment or otherwise incurs any cost or expense as a result of the non-payment of the share of the Impositions allocated to the Landlord, Tenant shall have the right to immediate repayment of the same from Landlord together with interest thereon until paid at the Interest Rate.

     (g) Notwithstanding the foregoing, or anything to the contrary set forth herein, Landlord shall have the right, exercisable upon written notice to Tenant, to make any payment of Tenant's share of the Impositions in order to avoid the accrual of interest or other late fees or the imposition of a penalty or creation of a lien upon the Private Parcel if Tenant does not pay same on or before the later of 3 business days: (i) from the date of delivery of such notice, or (ii) prior to the date such payment is due to in order to avoid the accrual of interest or other late fees or the imposition of a penalty or creation of a lien upon the Private Parcel. In the event Landlord makes any such payment or otherwise incurs any cost or expense as a result of the non-payment of the share of the Impositions allocated to the Tenant, Landlord shall have the right to immediate repayment of the same from Tenant together with interest thereon until paid at the Interest Rate.

     SECTION 4.03. TAXES IMPOSED UPON CREATION OF LEASEHOLD. Landlord shall be solely responsible for and shall pay all realty transfer taxes and similar taxes imposed by any governmental authority upon or in connection with the execution and delivery of this Lease or the recording of a short form hereof, or both, and Landlord and Tenant shall timely execute any realty transfer tax return or similar instruments required in connection therewith.

                                   ARTICLE 5

                                   INSURANCE

     SECTION 5.01. EXTENDED COVERAGE AND LIABILITY. Tenant shall, throughout the Term, maintain with respect to the Private Parcel and Tenant's Personal Property insurance of the following character:

     (a) A policy of fire and extended coverage insurance on the Improvements in an amount not less than 75% of the actual replacement cost of all of the Improvements on the Private Parcel with diminution of such cost for depreciation or obsolescence.

     (b) Comprehensive public liability and property damage insurance covering the Private Parcel and the Improvements with combined single limit coverage in an amount not less than that customarily, from time to time carried by other regional, nondestination theme parks of comparable size and with comparable facilities at such time, which shall be conclusively evidenced by a certificate of Tenant to the effect that the insurance maintained hereunder is not less than that maintained at Premier Parks and other comparable regional, non destination theme parks.

     (c) A policy or policies of worker's compensation insurance and any other employee benefit insurance sufficient to comply with all Laws.

     (d) Such other insurance, in such amounts and against such other risks, as is not less than that customarily, from time to time carried by other regional, nondestination theme parks of comparable size and with comparable facilities at such time, which shall be conclusively evidenced by a certificate of Tenant to the effect that the insurance maintained hereunder is not less than that maintained at Premier Parks and other comparable regional, non destination theme parks.

     SECTION 5.02. CARRIERS; POLICIES. All insurance provided for pursuant to Section 5.01 hereof shall:

     (a) Be effected under a valid and enforceable policy or policies issued by insurers of recognized responsibility; provided, however, it is acknowledged and agreed that [to be completed prior to execution of this Parcel Lease] is an acceptable insurer;

     (b) Name Landlord and Tenant as insured parties thereunder, as their respective interests may appear;


     (c) Provide that (i) no cancellation, modification (to the extent of a modification to coverage which results in non-compliance hereunder) or termination thereof on account of nonpayment of premiums or any other reason shall be effective until at least twenty (20) days after delivery of written notice thereof to Landlord, and (ii) to the extent obtainable without additional premium, such insurance shall not be invalidated as to the interest of Landlord by any act, omission or neglect of Tenant, any Leasehold Mortgagee, their respective employees or agents or any occupant of the Private Parcel which might otherwise result in a forfeiture or suspension of such insurance; and

     (d) Have, at Tenant's election, deductibles not greater than those for insurance carried by Premier Parks and other regional, non destination theme parks generally, as certified by Tenant to Landlord.

     Tenant shall be permitted to effect any of the insurance coverage required under this Article to be procured and maintained by Tenant by means of a "blanket" or "umbrella" policy or policies of insurance or to self-insure as to any of the insurance required by the terms of this Article 5 for so long as Tenant's net worth, computed in accordance with generally accepted accounting principles consistently applied, exceeds one hundred million dollars ($100,000,000) and Tenant otherwise has liquid assets in excess of one million dollars ($1,000,000). If Tenant so elects to self-insure, Tenant shall give Landlord written notice of its election and shall simultaneously furnish to Landlord proof of its net worth at the time of such election and, thereafter, at least once a year.

     SECTION 5.03. PROCEEDS. Fire and extended coverage insurance proceeds and boiler and machinery insurance proceeds paid to Tenant by reason of damage to the Improvements, subject to the provisions of Article 9 hereof, shall be used by Tenant to restore the Improvements if Tenant elects to do so under
Article 9.

     SECTION 5.04.  CERTIFICATE OF INSURANCE.  Tenant shall furnish to
Landlord a certificate of insurance, insurance binders or other reasonable evidence as set forth in Section 5.02 or otherwise herein, issued by the insurance provider, or its authorized agent (or if there is no insurance provider, other evidence of applicable coverage), evidencing Tenant's compliance with the insurance coverage requirements of this Article upon the execution and delivery of this Lease, and thirty (30) days before the expiration of any insurance policy required hereunder.

     SECTION 5.05. RELEASE AND WAIVER OF SUBROGATION. To the extent permitted by Law, Landlord and Tenant hereby waive all rights of recovery and causes of action, and each releases the other from any liability (provided such party's right of full recovery under the applicable policy is not adversely affected), from all claims it might otherwise have (including a claim for negligence) which it might have against the other party for losses, damages or destruction occasioned during the Term to the property of each located within or upon or constituting a part of the Private Parcel, which losses and damages are of the type covered under the policies required by this Article or actually carried. The policies required by this Article shall provide for waivers of any right of subrogation that the insurer of such party may acquire against the other party hereto with respect to any such losses so long as the same is obtainable at no significant additional cost. Notwithstanding the foregoing, nothing shall be deemed to release either party hereto from liability for damages resulting from the fault or negligence of said party or its agents.


     SECTION 5.06. TITLE INSURANCE. Landlord shall provide to Tenant, on the Term Commencement Date, a title insurance policy (or irrevocable commitment to issue same subject to no conditions) issued by a title company designated by Landlord and reasonably acceptable to Tenant, which shall insure that a valid leasehold interest in the entire Private Parcel has been created under this Lease in favor of Tenant, subject only to the Permitted Exceptions in a form and containing such endorsements as are reasonably acceptable to Tenant and customary in the circumstances. The amount of the title insurance shall be not less than $7,000,000; provided that Landlord shall obtain an endorsement thereto to the effect that coverage thereunder shall increase such that it is always equivalent to the Investment.

     SECTION 5.07. LANDLORD'S INSURANCE. (a) Landlord agrees that at all time during the term of this Lease, it will maintain with respect to the Public Parcel, insurance in an amount not less than that required under the 1997 Agency-Marine World Lease (without giving effect to clause (ii) and (iii) of the first sentence of Section 5.4 thereof, but the percentage in clause (i) of the first sentence of said Section 5.4 shall be deemed to be seventy-five percent (75%) instead of ninety percent (90%) for purposes of this Parcel Lease). Landlord agrees that, upon the written request of Tenant, Landlord shall furnish Tenant with evidence of insurance required under the foregoing provision.

     (b) It is expressly understood and agreed that at such times (if any) as Landlord or Landlord's contractors, agents, employees or representatives are in or about the Private Parcel in connection with Tenant's work and/or any work being performed by or on behalf of Landlord, Landlord's commercial general liability insurance or the commercial general liability insurance maintained by Landlord's contractors shall in all events be deemed to be the primary coverage (regardless of any requirement that Tenant be named, for some purposes, as an additional insured on such policies, and regardless of any other insurance that Tenant may maintain or elect to obtain) with respect to any and all injury, loss or damage or claims for injury, death, loss or damage, of whatever nature, to any person or property in the Private Parcel or resulting from any occurrence in, on or about the Private Parcel directly attributable to Landlord or Landlord's contractors, agents, employees or representatives.

                                   ARTICLE 6

                             MAINTENANCE OF PROPERTY

     SECTION 6.01. NO WASTE. Tenant shall not commit waste or damage the Private Parcel.

     SECTION 6.02. TENANT'S MAINTENANCE OBLIGATIONS;. Except as specifically provided herein or in the REA, Landlord shall not be obligated to make repairs or replacements of any kind or to maintain the Private Parcel. Throughout the Term, Tenant shall maintain the Improvements, if any, in such operating condition and repair as may be necessary at any time to maintain the Private Parcel in a manner at least comparable to other Premier Parks and other regional, non destination theme parks of comparable size and attendance. Except as otherwise provided in this Lease or the Reciprocal Easement Agreement, Tenant shall make all necessary repairs and replacements to the Improvements, whether structural or nonstructural, interior or exterior, ordinary or extraordinary, foreseen or unforeseen as are necessary to comply with the preceding sentence. Except as otherwise provided herein or the REA, Tenant hereby expressly waives all right to make repairs at Landlord's expense under Section 1941 of the California Civil Code, as it may from time to time be amended, replaced or restated.

                                   ARTICLE 7

                              ALTERATIONS BY TENANT

     SECTION 7.01. ALTERATIONS. At any time and from time to time during the Term, Tenant may, but is not obligated to, construct or otherwise make new Improvements on any part of the Private Parcel and to demolish, remove, replace, alter, relocate, reconstruct, or add to any existing Improvements in whole or in part, to modify or change the contour or grade, or both, of the Private Parcel (any of which activities is referred to herein as an "Alteration"), provided that all of the following conditions are satisfied with respect to the Alteration in question:

     (a) Once commenced, each Alteration shall be effected with due diligence, in a good workmanlike manner, and in material compliance with all Laws and insurance requirements.

     (b) The expenses for any Alteration shall be timely and-fully paid or shall be adequately provided for by Tenant; provided, however, that Tenant shall be permitted to contest the validity and/or amount of any such expense provided that it does not result in the imposition of a lien against the Private Parcel unless either: (i) such lien is removed within 60 days from the date Tenant receives notice thereof, or (ii) such lien is adequately bonded, or otherwise provided for in a manner acceptable to Landlord.

     (c) Prior to making any Alteration which costs in excess of One Hundred Thousand Dollars ($100,000), Landlord shall have received at least ten (10) days prior written notice from Tenant of the proposed Alteration; provided that notice may be given such lesser period of time in advance as is required by Law or emergency.

     SECTION 7.02. TENANT IMPROVEMENTS. (a) Landlord shall cooperate with Tenant (including its architects and contractors), which shall include but not be limited to, executing all documents, providing all information, appearing before governmental boards and authorities and such other actions as may be required or otherwise reasonably requested by Tenant in connection with obtaining all building permits, licensees and other governmental approvals and authorizations which may be required to commence or complete Improvements and other work at the Private Parcel, proposed by Tenant (collectively, the "Permits"), at Tenant's written request and at Tenant's expense.

     (b) If, within six (6) months after the Term Commencement Date, despite prompt application to and diligent prosecution with the appropriate governmental authorities, Tenant is unable to obtain the Permit(s) necessary to enable Tenant to construct such Improvements necessary to satisfy Tenant's obligations under
Section 3.05 hereof, Tenant shall be entitled, at is sole discretion, to either
(i) terminate this Lease, or (ii)
continue to attempt to obtain same within the next ensuing twenty-four (24) months. Notwithstanding the foregoing, if (x) the Permit(s) are refused, or (y) the Permit(s) have not been issued by the expiration of said additional twenty-four (24) month period, or (z) the City is required to advance monies to make regularly scheduled Lease Payments under the 1997 Marine World-City Lease from its own funds at any time during any such twenty-four (24) month period, then at any time after the occurrence of any of such events (but prior to the issuance of said Permit(s)), either Landlord or Tenant may cancel this Lease by written notice to the other, effective on the tenth (10th) day following the date of such notice. In such event, this Lease shall thereupon be terminated, and neither party shall have any further liability to the other hereunder, except as may otherwise be expressly provided herein.

     (c) Landlord hereby grants to Tenant for use by Tenant and its servants, agents, employees and independent contractors working on, or in connection with, Improvements proposed by Tenant, any replacement, restoration, alteration, improvement, or repair thereof, and the installation, replacement or repair of Tenant's Property, trade fixtures, furniture and equipment, all necessary or appropriate rights of access, ingress and egress across the Public Areas (as defined in the REA) to and from the Private Parcel, and the right to do all such other things as may be incidental thereto. During the course of such work there shall be made available to those working on or in the Improvements, for the parking of trucks and delivery and workmen's vehicles and storage of materials, those portions of Public Parcel as are required for such purpose under the REA.

                                   ARTICLE 8

                                 UTILITY SERVICES

     SECTION 8.01. UTILITY SERVICES. Subject to any applicable provisions of the Reciprocal Easement Agreement, Tenant shall (i) pay as the same become due all charges for all public and private utility services at any time rendered to or for the benefit of the Private Parcel, (ii) comply in all material respects with all contracts relating to such services, and (iii) do all other things reasonably required for the maintenance and continuance of all such services. Tenant hereby expressly waives any and all claims for compensation, damages, payments or offset against Landlord based upon or with respect to any and all loss or damage now or hereafter sustained by Tenant by reason of any defect, deficiency, failure or impairment of whatever kind or nature in any service or utility furnished or supplied to or used by Tenant or any other party in connection with the use, occupancy, maintenance, or operation of the Private Parcel, except for any damage caused by Landlord's act or failure to act with respect to supplying any utility.

                                   ARTICLE 9

                              DAMAGE TO THE PROPERTY

     SECTION 9.01. NOTICE. In the event of any material damage to the Private Parcel caused by fire or other peril, Tenant shall promptly give written notice thereof to Landlord generally describing the nature and extent of such damage.

     SECTION 9.02.  RESTORATION OR TERMINATION.

     (a) Except as provided to the contrary elsewhere in this Lease, in the event of any damage to the

Improvements for which insurance proceeds are made available to Tenant, Tenant shall, within a reasonable period of time, commence and complete such restoration, replacement, or rebuilding of the Improvements as Tenant determines, in its sole discretion, to make, so long as and on condition that upon the completion of such restoration, replacement and/or rebuilding Tenant's obligations to maintain the Minimum Investment are met, to the extent possible with the available insurance proceeds (such restoration, replacement, and rebuilding, together with any temporary repairs pending completion of the work, being hereinafter called "Restoration"). In the event of any Major Damage to the Improvements, Tenant shall, at Tenant's option upon written notice to Landlord, as promptly as practicable, either (i) commence and complete Restoration, (ii) so long as the Minimum Investment is then maintained by Tenant, elect to operate with the remaining Improvements; or (iii) elect to terminate this Lease. If Tenant elects to so terminate this Lease and there are any insurance proceeds made available to Tenant, then such proceeds shall be payable to Tenant, except as may otherwise be provided under any Leasehold Mortgage.

     (b) For purposes hereof, "Major Damage" to the Improvements shall mean such damage that the cost of Restoration by reason thereof will exceed twenty-five percent (25%) of the cost to replace the Improvements on the Land in their entirety as of the date of the damage. "Major Damage" shall also include damage, destruction or casualty to the Private Parcel or the Improvements thereat which: (i) is total or substantially total; (ii) renders such Private Parcel, the Improvements or the use thereof untenantable or substantially untenantable; or (iii) cannot be repaired or restored at least two years prior to the expiration of the Term. For purposes hereof, "untenantable" shall mean that Tenant is prevented or prohibited from using the Private Parcel or the Improvements in a manner substantially comparable to that existing on the date immediately preceding the subject damage, destruction or casualty. In the event Landlord and Tenant cannot mutually agree upon such replacement cost or the percentage of such damage, such matter or matters shall be submitted to arbitration pursuant to Section 20.01.

     SECTION 9.03. EFFECT OF LEASE TERMINATION. If Tenant elects to terminate this Lease pursuant to this Article, the following shall apply:

     (a) If Landlord so elects, Tenant shall raze that part of the Improvements that have been damaged and clear the area of all debris; provided that Tenant shall have no obligation under this Section 9.03(a) if the damage, destruction or other casualty resulted from or was related to the negligence, fraud or willful misconduct of Landlord, its agents, employees, contractors or licensees.

     (b) This Lease shall terminate and the parties shall thereupon be released from their obligations under this Lease, except for those obligations which have accrued prior to the effective date of such termination, upon either: (i) the date set forth in Tenant's notice of termination, or (ii) if Landlord makes the election under subparagraph (a) above, the date on which such demolition and clearing is completed.

     SECTION 9.04. INSURANCE PROCEEDS. Any loss in excess of Five Hundred Thousand Dollars ($500,000) that results in the aggregate value of the Improvements being less than the Minimum Investment, which is covered by the insurance required to be carried hereunder shall be payable to a trustee (which shall be a bank or trust company, designated by Landlord and approved by Tenant, having an office in San Francisco, California and which has capital and surplus of at least Fifty Million Dollars ($50,000,000) or to a Leasehold Mortgagee of Tenant that is the holder of any first mortgage or deed of trust which is a lien against the Improvements which have been damaged, at the option of such Leasehold Mortgagee; provided, however, such payment shall be made to a bank or trust company, in trust, if there is no Leasehold Mortgagee. All amounts collected on any such policies shall be made available to Tenant, and shall be paid out by the said trustee or Leasehold Mortgagee from time to time as the Restoration shall progress, in amounts designated by certification by architects licensed to do business in the State of California, showing the application of said amounts as payment for such Restoration; provided, however, that such trustee or Leasehold Mortgagee, as applicable, shall first be satisfied that the amount necessary to provide for the Restoration, according to the plans adopted therefor, which may be in excess of the amount received upon such policies, has been provided by the insured for such purposes and its application for such purposes is assured. If the damage is such that the insurance award is for less than Five Hundred Thousand Dollars ($500,000), or if the Minimum Investment has been satisfied or, to the extent not satisfied deposited into escrow in accordance with this Lease, then the insurance award shall be paid directly over to Tenant. Tenant shall pay all reasonable fees of the trustee for its services. Any excess of monies received from insurance remaining with the trustee or Leasehold Mortgagee after the reconstruction or repairof the Improvements shall be paid to Tenant.

     SECTION 9.05. RESTORATION. All Restoration undertaken by Tenant pursuant to this Article 9 and pursuant to Article 10 shall be effected with due diligence, in a good workmanlike manner, in material compliance with all Laws and insurance requirements.

                                   ARTICLE 10

                                  CONDEMNATION

     SECTION 10.01. NOTICE. In the event of a Taking of all or any part of the Private Parcel, or the commencement of any proceedings or negotiations which might result in such Taking, Tenant shall, within a reasonable period of time, give written notice thereof to Landlord.

     SECTION 10.02. TOTAL TAKING. In the event of a Taking of the entire Private Parcel and/or Improvements, this Lease shall terminate as of the date title vests in the condemning authority or the date the condemning authority is entitled to possession, whichever first occurs (the "Date of Taking"). In case of a Taking of such a substantial part of the Private Parcel and/or Improvements as shall result in the Private Parcel remaining after such Taking (even if Restoration were made) being unsuitable or economically unfeasible for the use to which the Private Parcel had been put by Tenant prior to such Taking, Tenant may, at its option, terminate this Lease by written notice to Landlord given within ninety (90) days after the Date of Taking, such termination to be effective as of a date specified in such notice within one hundred twenty (120) days after the Date of Taking; provided, however, Tenant shall be relieved of all monetary obligations and other liabilities arising under this Lease from and after the date of such Taking, except for any such obligation or liability which arises solely as a result of Tenant's gross negligence or willful misconduct. Any Taking of the Private Parcel of the character referred to in this Section which results in the termination of this Lease is referred to herein as a "Total Taking". If Tenant elects to terminate this Lease pursuant to the provisions hereof, then the parties shall be released thereby without further obligations to the other party as of the effective date of such termination subject to (i) the indemnification provisions hereof with respect to events occurring prior to termination, and (ii) the payment to Landlord by Tenant of all accrued obligations of Tenant to Landlord hereunder as of the effective date of such termination.

     SECTION 10.03. PARTIAL TAKING. In case of a Taking of the Private Parcel and/or the

Improvements other than a Total Taking (a "Partial Taking"), (i) this Lease shall remain in full force and effect as to the portion of the Private Parcel remaining immediately after such Taking, and (ii) Tenant shall promptly commence and complete Restoration of the Private Parcel provided that (so long as Tenant's obligations hereunder as to the Minimum Investment are satisfied) Tenant shall not be obligated to expend more for the Restoration than the amount awarded for such Restoration by the condemning authority, which amount shall be paid to Tenant for use in completing such Restoration.

     SECTION 10.04. AWARD. Any award and other payments on account of a Taking, less costs, fees and expenses incurred in the collection thereof ("Net Award") shall be applied as follows:

     (a) In case of a Partial Taking (except a Taking for temporary use) , Tenant shall furnish to Landlord evidence satisfactory to Landlord of the total estimated cost of the Restoration required by Section 10.03.

     (b) The Net Award received on account of a Partial Taking (except a Taking for temporary use) shall be held by Tenant and applied to pay the cost of Restoration. The balance, if any, shall be paid as follows: (i) first, an amount equivalent to the Investment made by Tenant as of the date immediately prior to such Taking shall be paid to Tenant and (ii) then, the balance, if any, shall be divided between Landlord and Tenant in the ratio, as nearly as practicable, which (i) the then value of Landlord's interest in the Private Parcel valued as unimproved and encumbered by this Lease, bears to (ii) the then value of Tenant's interest in this Lease for the remainder of the Term (including the period of all Renewal Options and the full value of all Improvements), each as determined by appraisal conducted pursuant to Section 20.02.

     (c) Any Net Award received on account of a Taking for temporary use shall be paid as follows:

          (i) each party shall attempt to obtain a separate award for its own damages resulting from such temporary Taking;

          (ii) if the condemning authority fails or refuses to grant separate awards to each party, then the Net Award for a Taking for temporary use-shall be divided between Landlord and Tenant based on the then existing value of their respective interests in the Private Parcel. If the parties are unable to agree on the amount to be so paid, the dispute shall be submitted to arbitration pursuant to Section 20.01;

provided, however, that (A) if any portion of any such award is paid by the condemnor by reason of any damage to the Improvements, such portion shall be held for the benefit of Tenant and applied as provided in the first sentence of subsection (b) of this Section; and (B) if any portion of an award or payment on account of a Taking for temporary use relates to a period beyond the date of termination of the Term, such portion shall be paid to Landlord.

     (d) The Net Award received on account of a Total Taking shall be allocated as set forth in the second sentence of subsection (b) of this Section.

     SECTION 10.05. ABATEMENT OF RENT;. In the event of a Partial Taking, effective as of the Date of Taking the Minimum Annual Rent shall be permanently reduced to that amount which bears the same relationship to the Minimum Annual Rent due as of the Rent Commencement Date as the fair market value of the Private Parcel which remains after the taking bears to the fair market value of all of the Private Parcel immediately prior to the Taking. In the event of a Taking for temporary use, the Minimum Annual Rent shall be temporarily abated during the period of such Taking in proportion to the degree to which Tenant's use of the Private Parcel is impaired by such Taking. If the parties are unable to agree on the amount of any abatement required by this Section, the dispute shall be submitted to arbitration pursuant to Section 20.01.

     SECTION 10.06. LANDLORD'S CONDEMNATION COVENANT;. Landlord hereby covenants and agrees to refrain from consenting to, or permitting, any Taking without obtaining Tenant's prior written consent thereto and further, that Tenant shall, at its option, to be exercised in its sole discretion, be entitled to participate in any proceedings and negotiations in connection with any such Taking and other agreements relating or incidental thereto.

                                   ARTICLE 11

                                      LIENS

     SECTION 11.01. NO LIENS. Tenant will not create any mortgage, deed of trust, lien, security interest, encumbrance or charge on, pledge of or conditional sale or other title retention agreement with respect to the Private Parcel, other than (i) this Lease, subleases and other agreements permitted by
Article 13, and Leasehold Mortgages permitted by Article 14, (ii) liens for Impositions not yet payable, or payable without the addition of any fine, penalty, interest or cost for nonpayment, or being contested as permitted by

Section 22.13, (iii) liens of mechanics, materialmen, suppliers or vendors, or rights thereto, for sums which under the terms of the related contracts are not at the time due or which are being contested as permitted by Section 22.13, (iv) the Reciprocal Easement Agreement and as may be expressly permitted thereunder,
(v) the granting of easements, restrictions and rights of way necessary or desirable in connection with the construction of the Improvements or otherwise granted in the ordinary course of business; or (vi) liens on and in connection with any Equipment Financing or otherwise in connection with the acquisition of Tenant's Property.

     SECTION 11.02. MECHANICS' LIENS. Nothing contained in this Lease shall be construed as a requirement of Landlord for the performance of any labor or the furnishing of any materials for any specific improvements, alterations or repairs of or to the Private Parcel. Tenant agrees that Tenant will, at all times when the same may be necessary, or in Tenant's opinion desirable, and subject to Tenant's rights under Section 22.13, take such action as may be required under any Law then in existence which will prevent the enforcement of any mechanics' or similar liens against the fee of the Private Parcel for or on account of labor, services or materials furnished to Tenant, or furnished at Tenant's request. Tenant will allow Landlord from time to time to post a notice of nonresponsibility on the Private Parcel.

                                   ARTICLE 12

                         INSPECTION OF PREMISES BY LANDLORD

     SECTION 12.01. ENTRY. Tenant shall permit Landlord and the authorized representatives of Landlord to enter the Private Parcel at all reasonable times after at least twenty-four (24) hours prior notice to Tenant (and at any time in the event of emergencies) for the purpose of (a) inspecting the same, and (b) performing any work therein that may be necessary by reason of a Tenant Default, which work shall be performed in material compliance with all applicable Laws. Nothing herein shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform, nor to place upon Landlord any obligation for the care, supervision or repair of the Private Parcel except as otherwise specified in this Lease. Landlord may, during the progress of any work on the Private Parcel, keep and store therein all necessary materials, tools and equipment. Landlord's entry shall not unreasonably interfere with Tenant's use of the Private Parcel. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all loss, claim, cost expense and other liability incurred or suffered by Tenant as a result of the presence of Landlord on the Private Parcel or the work performed thereby.


     SECTION 12.02. EXHIBIT FOR SALE OR LEASE. Landlord is hereby given the right during usual business hours to enter the Private Parcel and to exhibit the same in a reasonable manner for the purpose of sale, and during the last twenty-four (24) months of the Term of this lease to exhibit the same to any prospective tenant provided, in both cases, Landlord complies with the requirements of Section 12.01 and so long as any applicable conditions in
Article 24 have been satisfied.

                                   ARTICLE 13

                             ASSIGNMENT AND SUBLEASING

     SECTION 13.01. ASSIGNMENT. Tenant shall have the absolute right to assign or otherwise transfer Tenant's interest in this Lease, the Improvements and any of Tenant's Property ("Tenant's Estate")

(i) to any persons or entities so long as Tenant first obtains Landlord's consent, which consent shall not be unreasonably withheld or delayed, and/or
(ii) to a Permitted Assignee. The following provisions shall apply to any assignment by Tenant:

     (a) Any proposed assignee, by instrument in writing, shall expressly assume all of the obligations of Tenant to be performed under this Lease, the Reciprocal Easement Agreement and the Revenue Sharing Agreement from and after the effective date of the assignment.

     (b) Following any assignment made in accordance with the provisions of this Section, the assignor shall have no further obligations under this Lease and shall be released from all liability therefor except for the performance of obligations under this Lease accruing before the effective date of the assignment.

     (c) The provisions of this Section regarding assignment shall not apply to any Leasehold Mortgage, which shall be governed by the provisions of ARTICLE 14.

     SECTION 13.02. PERMITTED ASSIGNEE;. As used herein, the term "Permitted Assignee" shall mean any of the following:

     (a) An assignee which at the time of the proposed assignment (i) has such financial standing and responsibility as to give reasonable assurance that all of Tenant's obligations under the Lease, the Reciprocal Easement Agreement and the Revenue Sharing Agreement following the assignment will be performed, and
(ii) has such experience and reputation in the operation of the business then being operated on the Private Parcel to give reasonable assurance that such business will continue to be operated at the level and in accordance with the standards maintained prior to the assignment, or such proposed assignee has entered into a management agreement with an entity that has such experience and reputation, and (iii) certifies to the Landlord in writing to the effect that (A) it is not then nor has ever been the subject of a voluntary bankruptcy or insolvency proceeding or any involuntary such proceeding that was not dismissed within 120 days of the filing thereof, (B) it is not the subject of any state or federal investigation with respect to its management, financial statements or operations (nor is any manager referred to in the preceeding clause (ii)), (C) it is not in violation of any State or federal rule or regulation applicable to it, and (D) no litigation is pending or known to be threatened against it which could materially adversely affect its financial condition or operations.; or

     (b)  A successor or affiliate of the assigning Tenant, which is defined as
(i) any corporation that controls, is controlled by, or is under common control with the assigning Tenant (ii) the surviving corporation in connection with a corporate reorganization, or the merger of Tenant into, or the consolidation of Tenant with, another corporation or corporations, or (iii) any successor owner of all or substantially all of Tenant's business or assets located on the Private Parcel.

     SECTION 13.03. SUBLEASES. Tenant shall have the absolute right to sublet all or any part of the Private Parcel so long as either: (x) the total aggregate area affected by all subleases then in effect does not constitute more than twenty percent (20%) of the Private Parcel; or (b) such sublease is to an entity described in Section 13.02 (a) or (b). In addition, Tenant may enter into other subleases which would not qualify under the preceding sentence with the approval of Landlord, which approval shall not be unreasonably withheld or delayed. Each of the following provisions shall apply to any sublease entered into in compliance with this Section:

     (a) Tenant shall remain primarily obligated to perform Tenant's obligations under this Lease.

     (b) Each sublease shall contain a provision requiring the subtenant to attorn to Landlord in the event this Lease is terminated.


     (c) With respect to any sublease between unrelated parties requiring the subtenant to pay a fair market rent and which is otherwise on market terms and complies with this Section, Landlord shall, upon request by such subtenant, enter into a recognition and nondisturbance agreement which provides for the following: (i) Landlord shall recognize the sublease and not disturb the subtenant's possession only so long as such subtenant shall not be in default under its sublease: (ii) the subtenant will attorn to Landlord; and (iii) Landlord shall not be responsible to the subtenant under the sublease except for obligations accruing subsequent to the date of such attornment.

     SECTION 13.04.  PROVISIONS APPLICABLE TO BOTH ASSIGNMENTS AND
SUBLEASES. The following provisions shall apply to any assignment or sublease proposed by Tenant:

     (a) Tenant shall give Landlord at least thirty (30) days prior written notice of any desire to enter into any assignment or sublease, unless such assignee or sublessee is an entity under Section 13.02(b), which notice shall describe in reasonable detail the proposed terms of such transfer, along with identity of the proposed assignee or subtenant, and sufficient financial information about the proposed assignee or subtenant to enable Landlord to reasonably evaluate the financial condition of the proposed assignee or subtenant. If Landlord fails to approve or disapprove the proposed transfer within thirty (30) days after receipt of Tenant's written notice requesting such approval, Landlord shall be deemed to have approved the transfer in question.

     (b) Any attempted assignment or sublease that does not comply with the provisions of this Article shall be voidable at Landlord's option within 30 days after delivery of written notice thereof to Landlord.

     (c) Landlord's consent to any one assignment or sublease shall not constitute a waiver of the provisions of this Article as to any subsequent proposed assignment or sublease.

     (d) In the event a dispute arises between Landlord and Tenant as to whether or not Landlord is obligated to approve an assignment or sublease proposed by Tenant, such dispute shall be settled by arbitration conducted in accordance with the procedures described in Section 20.01.

                                   ARTICLE 14

                              LEASEHOLD MORTGAGES

     SECTION 14.01. TENANT'S RIGHT TO CREATE LEASEHOLD MORTGAGES. At any time and from time to time during the Term, Tenant may assign or encumber all or any part of Tenant's Estate by way of one or more deeds of trust, mortgages, or other security devices (a "Leasehold Mortgage", the holder of which is referred to herein as a "Leasehold Mortgagee"); provided, that any such Leasehold Mortgage shall be subject and subordinate to the rights of Landlord hereunder. Any Leasehold Mortgage shall cover no interest in any real property other than Tenant's Estate. Any Leasehold Mortgage shall be subordinate to Landlord's interest in the Private Parcel and Landlord's rights under Section 17.10.

     SECTION 14.02. INSURANCE AND CONDEMNATION PROCEEDS. Any Leasehold Mortgage shall contain provisions permitting the disposition and application of insurance proceeds and condemnation awards in the manner provided in this Lease to the extent necessary to maintain the Minimum Investment; and if not so necessary, insurance proceeds and condemnation awards may be disposed of and applied as required under any such Leasehold Mortgage. Upon the written request of any Leasehold Mortgagee, the Leasehold Mortgagee shall be named as an additional insured on all policies of insurance carried by Tenant pursuant to
Article 5 as its interests appear. Each Leasehold Mortgagee shall have the right to participate in any settlement or adjustment of insurance proceeds or condemnation awards. If an institutional lender is the holder of a Leasehold Mortgage which is a first lien on Tenant's Estate and if such lender so requires, all insurance proceeds and condemnation proceeds shall be paid to such lender to be held in trust for disbursal in accordance with the provisions of this Lease.

     SECTION 14.03.  PERMITTED LEASEHOLD MORTGAGEES.  Any Leasehold
Mortgage may be given only to (i) an institutional lender, which shall include a bank or trust company, savings bank, insurance company, pension or retirement fund, credit company, or real estate investment trust having assets of not less than Twenty-Five Million Dollars ($25,000,000), or (ii) such other type of lender as may be approved by Landlord, which approval shall not be unreasonably withheld or withheld.

     SECTION 14.04. NOTICES. If a Leasehold Mortgagee shall have given to Landlord a notice specifying its name and address, Landlord shall give to such Leasehold Mortgagee a copy of any and all notices from time to time given to Tenant by Landlord (including, without limitation, any notice of default) at the same time and manner as and whenever any such notice shall thereafter be given by Landlord to Tenant, addressed to such Leasehold Mortgagee at the address last furnished to Landlord;. No such notice of any kind by Landlord shall be deemed to have been given to Tenant unless and until a copy thereof shall have been so given to such Leasehold Mortgagee.

     SECTION 14.05. TIME TO CURE DEFAULTS. In the case of any notice of default given by Landlord to Tenant, the Leasehold Mortgagee shall thereupon have the same concurrent grace periods as are given Tenant for remedying a default or causing it to be remedied, plus, in each case, an additional period of thirty (30) days after the expiration thereof or after Landlord has served such notice of default upon each Leasehold Mortgagee, whichever is later. Provided that all monetary obligations of Tenant under this Lease shall be duly performed, these grace periods shall be extended as set forth in the respective circumstances below.

     (a) In those instances which reasonably require the Leasehold Mortgagee to be in possession of the Private Parcel to cure any default by Lessee, the time therein allowed the Leasehold Mortgagee to cure any default by Tenant shall be deemed extended to include the period of time required by the Leasehold Mortgagee to obtain such possession with due diligence.

     (b) In those instances in which a Leasehold Mortgagee is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction of any bankruptcy or insolvency proceeding involving Tenant or by the provisions of the bankruptcy laws from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, the time herein allowed a Leasehold Mortgagee to prosecute such foreclosure or other proceeding shall be extended for the period of such prohibition.

     SECTION 14.06. RIGHT TO CURE. During the continuation of a Tenant Default, a Leasehold Mortgagee shall, without prejudice to its rights against Tenant, without payment of any penalty to Landlord and within the period and as otherwise provided herein, have the right, but not the obligation, to do any of the following if Tenant has failed to do so within applicable notice and cure periods: pay all of the rents due hereunder, to effect any insurance, to pay any Impositions, to make any repairs and improvements, to do any other act or thing required of Tenant hereunder or which may be necessary and proper to be done in the performance and observance of the agreements, covenants and conditions hereof, to remedy any default of Tenant or cause the same to be remedied, to acquire Tenants Estate, or to commence foreclosure or other appropriate proceedings. For such purposes Landlord and Tenant hereby authorize a Leasehold Mortgagee to enter upon the Private Parcel and to exercise any of Tenant's rights and powers under this Lease, and, subject to the provisions of this Lease, under the Leasehold Mortgage. Landlord shall accept performance by the Leasehold Mortgagee of any covenant, condition or agreement on Tenant's part to be performed hereunder with the same force and effect as though performed by Tenant. No Tenant Default shall be deemed to exist and this Lease shall not be terminated by Landlord so long as any Leasehold Mortgagee shall, in good faith, have commenced to rectify any claimed Tenant Default or to exercise its rights to acquire Tenant's Estate or commence foreclosure or other appropriate proceedings, and to prosecute the same to completion with diligence and continuity; provided, however, that the Leasehold Mortgagee shall not be required to continue such foreclosure proceedings if such Tenant Default be cured. Notwithstanding anything contained in this Lease to the contrary, Landlord may not terminate this Lease as a result of any Tenant Default relating to bankruptcy or other act of insolvency described in subparagraphs (c), d), (e), (f), or (g) of SECTION 17.01 if any Leasehold Mortgagee commences or has commenced and thereafter is continuously pursuing the foreclosure of its Leasehold Mortgage but only so long as such Leasehold Mortgagee performs, or otherwise causes to be performed, in accordance with Section 14.05 all obligations of Tenant under the Lease which are susceptible of being performed by such Leasehold Mortgagee (including the payment of rent and all other monetary obligations) until such time as the interest of Tenant under this Lease is so acquired or sold upon foreclosure or by way of other appropriate proceedings in the nature thereof.

     SECTION 14.07. NO AMENDMENT OF LEASE. From and after receiving notice from any Leasehold Mortgagee that a Leasehold Mortgage has been created and continues in effect, if and to the extent required under said Leasehold Mortgage, neither Landlord nor Tenant shall cancel, terminate, surrender, modify or amend this Lease in any respect which materially adversely affects the Leasehold Mortgagee without the prior written consent of the Leasehold Mortgagee. No Leasehold Mortgagee shall become liable under the provisions of this Lease unless and until such time as it becomes, and then only for so long as it remains, the owner of Tenant's Estate, and such liability shall be limited to the rights and insurances required to be carried hereunder (whether or not so carried) and to its interest in the Private Parcel.

     SECTION 14.08. FORECLOSURE PERMITTED. Foreclosure of a Leasehold Mortgage, or any sale thereunder, whether by judicial proceedings or by virtue of any power contained in the Leasehold Mortgage, or any conveyance of Tenant's Estate from Tenant to a Leasehold Mortgagee, its nominee, designee, successor and/or assign through, or in lieu of, foreclosure or other appropriate proceedings in the nature thereof, shall not require the consent of Landlord nor shall it constitute a breach of any provision of or a default under this Lease, and upon such foreclosure, sale or conveyance Landlord shall recognize the Leasehold Mortgagee as Tenant hereunder.

     SECTION 14.09. RIGHT TO ASSIGN FOLLOWING FORECLOSURE. If a Leasehold Mortgagee, its nominee, designee, successor and/or assign shall acquire Tenant's Estate as a result of a sale under a Leasehold Mortgage pursuant to a power of sale contained therein, pursuant to a judgment of foreclosure, through any transfer in lieu of foreclosure, or through settlement of or arising out of any pending or contemplated foreclosure action, or in the event a Leasehold Mortgagee, its nominee, designee, successor and/or assign becomes Tenant under this Lease or any new lease obtained pursuant to SECTION 14.10, such Leasehold Mortgagee's right thereafter to assign or transfer this Lease or such new lease shall be subject to the reasonable approval of the Landlord, which approval may be conditioned upon a showing that the assignee or transferee satisfies the requirements for a "Permitted Assignee" under Section 13.02(a) hereof. Upon an assignment by a Leasehold Mortgagee, its nominee, designee, successor and/or assign of Tenant's Estate, such Leasehold Mortgagee, its nominee, designee, successor and/or assign shall be released from any further liability for the performance of the obligations of the Tenant under this Lease. Any purchaser at a foreclosure sale, other than a Leasehold Mortgagee, its nominee, designee, successor and/or assign, must be conditioned upon the factors described in clauses (i) and (ii) of the preceding sentence, and must assume this Lease and Tenant's obligations under the Reciprocal Easement Agreement and the Revenue Sharing Agreement, and it shall have no right in respect to the Private Parcel unless it has obtained such approval and so assumes and delivers a duplicate original of the assumption agreement (to be executed in form for recording) within ten (10) days after such purchaser acquires title to the Tenant's Estate.

     SECTION 14.10. NEW LEASE. In the event that this Lease is terminated by Landlord on account of a Tenant Default (and provided that an unsatisfied Leasehold Mortgage stands of record) or in the event Tenant's Estate shall be sold, assigned or transferred pursuant to the exercise of any remedy of a Leasehold Mortgagee, or pursuant to judicial or other proceedings, subject to compliance with Section 14.09, Landlord shall execute and deliver a new lease of the premises leased hereby to the Leasehold Mortgagee or its nominee, designee, purchaser, assignee or transferee, upon written request by such person or entity given within sixty
(60) days after such termination, sale, assignment or transfer for the remainder of the Term with the same agreements, covenants and conditions (except for any requirements which have been fulfilled by Tenant prior to termination) as are contained herein and with priority equal to that of this Lease; provided, however, that the Leasehold Mortgagee shall promptly cure, or cause to be cured, any existing Tenant Default hereunder, and provided further that if more than one Leasehold Mortgagee requests such new lease, the Leasehold Mortgagee holding the most senior Leasehold Mortgage shall prevail. Upon execution and delivery of such new lease, Landlord shall cooperate with the new tenant thereunder, at the expense of the said new tenant, in taking such action as shall be necessary to cancel and discharge this Lease and to remove Tenant named herein from the Private Parcel. In such event the ownership of the Improvements shall be deemed to have been transferred directly to such transferee of Tenant's Estate and the provisions of this Lease causing such Improvements to become the property of Landlord in the event of termination of this Lease shall be ineffective as applied to any such transfer. Landlord shall, at no expense to Landlord, execute such deed or other instrument of conveyance as may be necessary for fee simple title to the Improvements, but not the Private Parcel, to be insured upon such transfer of enant's Estate.

     SECTION 14.11. ADDITIONAL LEASEHOLD MORTGAGEE REQUIREMENTS. Landlord and Tenant shall cooperate in including in this Lease by suitable amendment from time to time any provision consistent with the provisions of this Lease which may reasonably be requested by any proposed Leasehold Mortgagee for the purpose of implementing the mortgagee protection provisions contained in this Lease and allowing such Leasehold Mortgagee reasonable means to protect or preserve the validity or enforceability of the lien the Leasehold Mortgage on the occurrence of a Tenant Default under the terms of this Lease. Landlord and Tenant each agree to execute and deliver (and to acknowledge, if necessary, for recording purposes) any agreement necessary to effect any such amendment; provided, however, that any such amendment shall not in any way affect the term or rent under this Lease nor otherwise in any material respect adversely affect any rights of Landlord under this Lease.

     Tenant shall, on or about October 1st of each year that this Lease in in effect, provide Landlord with a written list of all Leasehold Mortgages then in effect and setting forth the identity of each Leasehold Mortgagee, the lease assets and the term of each such Leasehold Mortgage. Upon written request of the Landlord, Tenant shall provide Landlord with a copy of any Leasehold Mortgage then in effect.

                                   ARTICLE 15

                              TRANSFER BY LANDLORD

     SECTION 15.01.  LIMITATION OF LANDLORD'S LIABILITY.  The term
"Landlord" as used in this Lease shall be limited to mean only the Landlord named herein, its successors and assigns. In the event of any transfer of all of Landlord's interest in and to the premises leased hereby in accordance with the terms of this Lease, including but not limited to, Article 24 hereof, the Landlord named herein (and in case of any subsequent transfers, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all liability with regard to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of, under the control of, or being held for the benefit of Landlord (or the then transferor at the time of such transfer) in which Tenant has an interest shall be turned over to the transferee, in trust, for application pursuant to the provisions hereof, and any amount then due and payable to Tenant by Landlord or the then transferor under any provision of this Lease shall be paid to Tenant and such transfer is made in compliance with this Lease.

     SECTION 15.02. LIMITATION ON ENCUMBRANCE BY LANDLORD. This Lease shall automatically and without further documentation be prior and superior to any lease (other than the Public Leases), mortgage, deed of trust, hypothecate, pledge or other encumbrance made, created, or permitted by Landlord or resulting from actions or omissions of Landlord (including tax liens or judgment liens), and Landlord shall not cause or permit any such hypothecation, pledge, deed of trust or other encumbrance to be made (whether arising voluntarily, by operation of Law or otherwise) unless such hypothecation, pledge, deed of trust or other encumbrance specifically by its terms provides that it is subject and subordinate to this Lease in a manner and in a form approved by Tenant.

     SECTION 15.03. OTHER LIMITATIONS. Landlord covenants and agrees with Tenant that it shall not cause, create or permit (whether voluntarily, by operation of Law or otherwise) any lien, claim, charge or attachment to be filed against all or any portion of the Private Parcel, the Improvements and/or any interest created by this Lease.

                                   ARTICLE 16

                                 INDEMNIFICATION

     SECTION 16.01. INDEMNIFICATION OF LANDLORD. Tenant shall protect, indemnify, defend and hold Landlord harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, judgments, settlements, orders and other costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord or the Private Parcel by reason of the occurrence or existence of any of the following: (i) any accident, injury to or death of persons (including workmen) or loss of or damage to property occurring on the Private Parcel or any part thereof; (ii) any use, non-use, possession, occupation, operation, maintenance, management or condition of the Private Parcel or any part thereof during the Term; (iii) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; (iv) the performance of any labor or services or the furnishing of any materials or other property in respect of the Private Parcel or any part thereof by or on behalf of Tenant; or (v) any gross negligence or willful misconduct on the part of Tenant or any of its agents, contractors, servants, employees, sublessees, licensees or invitees; except in each case described in the preceding clauses (i) through (v) to the extent caused by a breach by Landlord or by the gross negligence or willful misconduct of Landlord, its agents, servants, employees, sublessees contractors, licensees, invitees, representatives or assigns.

     SECTION 16.02. INDEMNIFICATION OF TENANT. Landlord shall protect, indemnify, defend and hold Tenant harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, judgments, settlements, orders and other costs and expenses (including, without limitation, reasonable attorneys fees and expenses) imposed upon or incurred by or asserted against Tenant or the Private Parcel by reason of the occurrence or existence of any death, bodily injury, personal injury or property damage resulting from the gross negligence or willful misconduct of Landlord, its agents servants, employees, sublessees, contractors, licensees, invitees, representatives or assigns or resulting from any failure on the part of Landlord to perform or comply with any of the terms of this Lease or the breach of any representation made by Landlord in this Lease.

                                   ARTICLE 17

                    TENANT'S DEFAULT AND LANDLORD'S REMEDIES

     SECTION 17.01. TENANT DEFAULT. The occurrence and continuation beyond the expiration of applicable notice and cure periods of any one or more of the following events shall be a "Tenant Default":

     (a) Tenant shall fail to pay any sum due to Landlord hereunder within thirty (30) days after written notice that the same is past due and payable.

     (b) Tenant shall fail to perform or comply with any other term hereof, such failure shall continue for more than thirty (30) days after notice thereof from Landlord, and Tenant shall not within such period commence with due diligence and dispatch the curing of such default, or having so commenced, shall thereafter fail or neglect to prosecute or complete with diligence and dispatch the curing of such default.

     (c) The filing by or against Tenant, of any proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whether for liquidation or reorganization, where such proceedings are not dismissed within ninety (90) days after filing.

     (d) The entry of an order for relief against Tenant under any bankruptcy, insolvency or reorganization case.

     (e) The appointment of a receiver, trustee, liquidator, custodian or similar officer of all or any part of the property of Tenant if such appointment is not discharged within sixty (60) days after such appointment.

     (f) The assignment of all or substantially all of the property of Tenant for the benefit of creditors.

     (g) A writ of attachment or execution is levied on Tenant's interest in this Lease which writ is not discharged within sixty (60) days after attachment or execution.


     (h) Tenant shall default in the performance of any of its obligations under the Reciprocal Easement Agreement or the Revenue Sharing Agreement and such default continues for more than thirty (30) days after notice from Landlord, and Tenant shall not within such period commence with due diligence and dispatch the curing of such default, or having so commenced, shall thereafter fail or neglect to prosecute or complete with diligence and dispatch the curing of such default.

     (i) Failure by Tenant to complete the Minimum Investment within two years of the Term Commencement Date, provided that so long as Tenant is proceeding in good faith no such default shall occur by reason of delays arising out of compliance with any Laws applicable to construction of Improvements incident to the Minimum Investment or other Force Majeure and; PROVIDED FURTHER, that no Tenant Default shall occur and be continuing hereunder if, prior to the end of such two-year period, Tenant has deposited into escrow, on terms reasonably acceptable to Landlord, an amount equal to the unexpended portion of the Minimum Investment.

     SECTION 17.02.  NOTICE FROM LANDLORD.  Subject to the terms of Article
14 of this Lease, if there exists a Tenant Default Landlord, at any time thereafter while such Tenant Default exists, may give a written termination notice to Tenant, and on the date specified in such notice (which shall be at least ten business days after the delivery of such notice) this Lease shall terminate unless Tenant has cured such Tenant Default and, subject to any equitable or other rights available at law to prevent or mitigate a forfeiture, the Term shall expire and terminate and all rights of Tenant under this Lease shall cease. If there exists a Tenant Default, Landlord may elect not to terminate this Lease and may continue to enforce all of its rights and remedies under this Lease, including the right to recover the rent as it becomes due as provided by California Civil Code Section 1951.4. Tenant shall reimburse Landlord for all costs and expenses incurred by or on behalf of Landlord (including, without limitation, reasonable attorneys' fees and expenses) occasioned by any Tenant Default under this Lease.

     SECTION 17.03. TERMINATION OF TENANT'S RIGHT TO POSSESSION. If there exists a Tenant Default, then, subject to the terms of Article 14 of this Lease, Landlord shall have the immediate right to re-enter the Private Parcel and terminate Tenant's right to possession of the Private Parcel, in which event Tenant shall promptly surrender possession of the Private Parcel and pay to Landlord all amounts due Landlord hereunder. Landlord may, but shall have no obligation to, remove all persons and property therefrom, subject to Tenant's rights to remove and retain same under Sections 3.06 and 3.10 above. Such property may be removed and stored in a warehouse or elsewhere at the expense and risk of and for the account of Tenant. Should Landlord elect, in accordance with this Lease, to re-enter, or should Landlord terminate Tenant's right to possession pursuant to legal proceedings or to any notice provided for by law, this Lease shall terminate.

     SECTION 17.04. TERMINATION. If this Lease is terminated by Landlord in accordance with the terms hereof because of the occurrence of a Tenant Default, Landlord may recover from Tenant:

     (a) The worth at the time of award of the unpaid rent and all other sums payable hereunder which are due, owing and unpaid by Tenant to Landlord at the time of termination;

     (b) The worth at the time of award of the unpaid rent and all other sums payable hereunder which would have come due after termination until the time of award, reduced by the amount, if any, of such loss which Tenant proves could have been reasonably avoided;

     (c) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease; and

     (d) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California. As used in subsections (a) and (b) above, the term "worth at the time of award" is computed by allowing interest at a rate equal to the lesser of
(i) two percent (2%) over the reference rate announced from time to time by Bank of America National Trust and Savings Association, or (ii) the maximum rate an individual is permitted by law to charge (the "Interest Rate"). As used in subsection (c) above, the term "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal

Reserve Bank of San Francisco at the time of award, plus one percent (1%).

     SECTION 17.05. LANDLORD'S EQUITABLE RELIEF. No expiration or termination of this Lease pursuant to Section 17.04, or by operation of Law or otherwise in the event of a Tenant Default, and no repossession of the Private Parcel pursuant to Section 17.03 or otherwise, shall relieve Tenant of its liabilities and obligations arising prior to such termination or repossession, all of which shall survive such expiration, termination or repossession, including, without limitation, the right of Landlord under Section 16.01 to indemnification for liability, arising prior to termination of this Lease to the extent provided for therein, for personal injuries or property damage, nor shall anything in this Lease be deemed to affect the right of Landlord to equitable relief where such relief is permitted at Law.

     SECTION 17.06.  LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS.
Tenant covenants and agrees that if Tenant shall at any time fail to perform any act, covenant, term, condition or agreement on Tenant's part to be performed under this Lease, Landlord may, but shall not be obligated to do so, after ten
(10) business days prior written notice, or such longer notice as may be required to be given pursuant to the terms hereof, or such lesser notice as required to comply with applicable Law or by reason of an emergency, if Tenant has not cured such failure, perform any such act, covenant, term, condition or agreement for and on behalf of Tenant, and Tenant shall reimburse Landlord for all sums so paid by Landlord, and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, including reasonable attorneys' fees, together with interest thereon at the Interest Rate from the date of the making of such expenditure by Landlord.

     SECTION 17.07.  NO WAIVER BY LANDLORD OR TENANT.  No failure by
Landlord or Tenant to insist
upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no submission by Tenant or acceptance by Landlord of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect, or the respective rights of Landlord or Tenant with respect to any other then existing or subsequent breach.

     The failure of Landlord to insist upon strict performance of any of the obligations of Tenant hereunder in one or more instances shall not be deemed a waiver of Landlord's right to insist upon the full and strict performance of the same or any other obligation of Tenant at a subsequent times nor shall the failure of Landlord to seek redress for the violation of any obligation or covenant of Tenant be deemed to preclude Landlord from seeking redress for any subsequent violation nor to prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

     SECTION 17.08. LANDLORD'S REMEDIES CUMULATIVE. Each right, power and remedy of Landlord provided for in this Lease or existing at Law or in equity shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or existing at Law or in equity, and the exercise or beginning of the exercise by Landlord of any one or more of the rights, powers or remedies provided for in this Lease or existing at Law or in equity shall not preclude the simultaneous or later exercise by Landlord of any or all such other rights, powers or remedies.

     SECTION 17.09.  COUNTERCLAIMS BY TENANT IN ACTION TO RECOVER
POSSESSION. Anything to the contrary contained in this Lease notwithstanding, nothing contained herein shall be deemed to preclude Tenant from interposing any counterclaim in a summary proceeding instituted by Landlord to recover possession of the Private Parcel if Tenant's failure to do so would operate as a bar to or waiver of Tenant's right to raise such claim in another action or proceeding.

     SECTION 17.10. FORCE MAJEURE. Anything to the contrary contained in this Lease notwithstanding, Tenant shall not be deemed to be in default of any such obligations if it shall be prevented from or delayed in performing such obligation by reason of the occurrence of a Force Majeure, and Tenant's time for such performance shall be extended by the number of days during which any condition of Force Majeure prevails.

                                   ARTICLE 18

                      LANDLORD'S DEFAULT AND TENANT'S REMEDIES

     SECTION 18.01. LANDLORD'S DEFAULT. A "Landlord's Default" shall have occurred hereunder thereby entitling Tenant to exercise each right, power and remedy to which it is entitled under this Lease, at Law or in equity, if Landlord breaches any representation or warranty (when made) or covenant on its part to be performed under this Lease or any Other Agreement which is not cured within thirty (30) days (or such sooner period as may be required by Law, or by virtue of an emergency) after written notice by Tenant to Landlord and the City specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty-day period and thereafter diligently prosecutes the same to completion.

     SECTION 18.02. FORCE MAJEURE. Anything to the contrary contained in this Lease notwithstanding, Landlord shall not be deemed to be in default of any of its obligations hereunder if it shall be prevented from or delayed in performing such obligation by reason of Force Majeure and Landlord's time for such performance shall be extended by the number of days during which any condition of Force Majeure prevails.

     SECTION 18.03. TENANT'S REMEDIES. If a Landlord's Default occurs, then Tenant shall have the right, in addition to any and all other remedies to which it is entitled under this Lease, including but not limited to Section
21.04 (a) after ten (10) business days' (or such sooner period as may be required by Law, or by virtue of an emergency) written notice to Landlord and the City of its intent to do so, to perform any obligation of Landlord and to either, at Tenant's option: (i) obtain immediate reimbursement of all costs of performing such obligation plus interest at the Interest Rate from the date any sum is expended until Landlord reimburses Tenant, or (ii) deduct the cost of performing such obligations plus interest at the Interest Rate from the date so incurred from its next installment of rent, or (b) seek specific performance. Tenant shall also have any other remedy available to it at Law or in equity under California law, which remedies shall be cumulative in the manner described by Section 17.08 for Landlord's remedies.

     SECTION 18.04. NO WAIVER. The failure of Tenant to insist upon strict performance of any of the obligations of Landlord hereunder in one or more instances shall not be deemed a waiver of Tenant's right to insist upon the full and strict performance of the same or any other obligation of Landlord at a subsequent times nor shall the failure of Tenant to seek redress for the violation of any obligation or covenant of Landlord be deemed to preclude Tenant from seeking redress for any subsequent violation nor to prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

                                   ARTICLE 19

                      ESTOPPEL CERTIFICATES; NON-DISTURBANCE

     SECTION 19.01. ESTOPPEL CERTIFICATE BY TENANT. Tenant will execute, acknowledge and deliver to Landlord within twenty (20) days after a written request therefor a certificate certifying that (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified and stating the modifications), (ii) the dates, if any, to which any rent and other sums payable hereunder have been paid, and (iii) no notice has been received by Tenant of any default which has not been cured, and to the knowledge of Tenant no defaults by Landlord then exist, except in either case as to defaults specified in said certificate. Any such certificate may be relied upon by any prospective purchaser or mortgagee of the Land or any part thereof, so long as such sale or mortgage is made in compliance with this Lease, including but not limited to Article 24 below.

     SECTION 19.02. ESTOPPEL CERTIFICATE BY LANDLORD. Landlord will execute, acknowledge and deliver to Tenant or any sublessee within twenty (20) days after a written request therefor, a certificate certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the modifications), (ii) that the dates, if any, to which rent and other sums payable hereunder have been paid, and (iii) whether or not, to the knowledge of Landlord, there are then existing any defaults under this Lease (and if so, specifying the same). Any such certificate may be relied upon by any prospective transferee, mortgagee, or sublessee of Tenant's interest under this Lease.

     SECTION 19.03. ESTOPPEL NON-DISTURBANCE. (a) Landlord shall cause the lessor of each and every ground, overriding or underlying lease of the Private Parcel, now or hereafter in effect, whether or not such lease shall cover other lands or buildings or leases, and all renewals, extensions, supplements, modifications, consolidations and replacements thereof or thereto and substitutions therefor (each, a "Superior Lease"), and the holder of each and every trust indenture and mortgage, whether or not such trust indenture or mortgage shall cover other lands or buildings or leases, which affects all or any part of the Private Parcel, the Improvements or any such Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, modifications, consolidations and replacements thereof or thereto and substitutions therefor (each a "Superior Mortgage") to execute, acknowledge and deliver an agreement to the effect that the leasehold estate granted to Tenant under this Lease and the rights of Tenant to quiet and peaceful possession under this Lease will not be terminated or disturbed by reason of any termination of such Superior Lease(s) or the foreclosure of any such Superior Mortgage(s), so long as there shall not be then existing a Tenant Default under this Lease

     (b) In the event of any act or omission of Landlord which would give the lessor of a Superior Lease (each, a "Superior Lessor") the right, immediately or after lapse of a period of time, to cancel or terminate the Superior Lease, or to otherwise recover possession of all or any part of the Private Parcel, Superior Lessor shall not exercise such right until: (i) it has given written notice of such act or omission to Tenant and a reasonable period for remedying such act or omission (which reasonable period shall in no event be less than the period to which Landlord would be entitled under Superior Lease or otherwise, plus an additional 30 days); and (ii) Tenant shall not have cured, or caused to be cured, such act or omission within such reasonable period following the giving of such notice and following the time when such Superior Lessor shall have become entitled under the Superior Lease to remedy the same; provided, however, that if Tenant has given written notice of intention to, and commenced to, remedy such act or omission within said reasonable period, Tenant shall be entitled to a reasonable amount of time to complete curing same.

                                   ARTICLE 20

                            ARBITRATION APPRAISAL

     SECTION 20.01. ARBITRATION. Whenever in this Lease it is provided that a dispute shall be determined by arbitration or if any of the Parties shall otherwise desire arbitration, the arbitration shall be conducted as provided in this Article. The party desiring such arbitration shall give written notice thereof to the other specifying the dispute to be arbitrated. Within thirty
(30) days after the date on which the arbitration procedure is invoked, each party shall appoint an experienced arbitrator and notify the other party of the arbitrator's name and address. The two arbitrators so appointed shall appoint a third experienced arbitrator. If the three arbitrators to be so appointed are not appointed within forty-five (45) days of the date the arbitration procedure is invoked, then either Landlord or Tenant shall be entitled to apply to the Presiding Judge of the Superior Court of the County of Solano for the selection of a third arbitrator who shall then participate in the arbitration. The arbitration shall be conducted in Solano County, California under the commercial arbitration rules then in effect of the American Arbitration Association. The written decision and findings of a majority of the panel of arbitrators shall be final, binding and conclusive as between the parties and may be enforced on the application of either party or by the order or judgment entered in any court having jurisdiction. The parties hereby consent to the jurisdiction and venue of the federal courts located in the Eastern District of the State of California and state courts located in Solano County, California for this purpose. The parties hereto shall use all commercially practicable efforts to cause the arbitrator or arbitrators so selected to furnish Landlord and Tenant with a written decision within forty-five (45) days of the date of selection of the last of the arbitrators to be so selected. Any decision so submitted shall be signed by a majority of the arbitrators.

     Landlord and Tenant each shall advance one-half (1/2) of the costs of any arbitration. However, the prevailing party in any arbitration proceeding or legal action arising out of, or in connection with, this Lease shall be entitled to recover its reasonable attorney's fees and its costs and expenses incurred in connection with such arbitration proceeding or legal action. The arbitrators shall specify the prevailing party or parties in its award. If more than one arbitrable dispute is adjudicated then the costs and expenses of the arbitration shall be apportioned by the arbitrators in the arbitration award to each separate dispute.

     SECTION 20.02. APPRAISAL. Any appraisal required or permitted hereunder shall be made in the manner described in this Section. Within thirty
(30) days of the event giving rise the need for an appraisal, Landlord and Tenant shall each appoint one appraiser to determine the fair market value of the interest or property to be appraised, and notice of such appointment shall be given to the other party. If either party shall fail or refuse so to appoint an appraiser and give notice thereof within such period, the appraiser appointed by the other party shall within fifteen (15) days thereafter individually make such determination. If the parties have each so appointed an appraiser within such thirty (30) day period and the appraisers thus appointed shall be unable to agree on such value within sixty (60) days of such appointment, they shall, within fifteen (15) days thereafter, join to appoint a third appraiser and, if they fail so to appoint such third appraiser within such period, the third appraiser shall be appointed by the Presiding Judge of the Superior

Court for the County of Solano, and such third appraiser shall then individually determine such value, such determination to be binding upon each of the parties. All appraisers appointed hereunder shall be competent, qualified by training and experience in the County of Solano, disinterested and independent and shall be members in good standing of the American Institute of Real Estate Appraisers or its successor and all appraisal reports shall be rendered in writing and signed by the appraiser or appraisers making the report. All costs, fees and expenses of the appraisers appointed by each party shall be borne by the party appointing such appraiser, and all costs, fees and expenses of the third appraiser, if any, shall be borne equally by Tenant and Landlord.

     SECTION 20.03. NO ALTERATION OF LEASE. The arbitrator or arbitrators, or appraiser or appraisers, shall have the right only to interpret and apply the terms of this Lease, and may not change any such terms or deprive any party to this Lease of any right or remedy expressly or impliedly provided in this Lease.

                                   ARTICLE 21

                           END OF TERM TERMINATION

     SECTION 21.01. END OF TERM. Upon the expiration of the Term or other termination of the Lease, Tenant shall quit and surrender to Landlord the Private Parcel in good order and condition, ordinary wear and tear and damage by fire and other perils excepted. If Landlord shall so require and notifies Tenant in writing of such requirement at least one hundred eighty (180) days before the end of the Term, Tenant shall at its sole cost remove any Improvements designated by Landlord for removal and clear the Private Parcel of all debris. Tenant agrees to execute all documents reasonably necessary to evidence any such termination. The foregoing is not intended and shall not be construed to derogate in any way Tenant's rights to remove its Improvements and Tenant's Property under Sections 3.06 and 3.10 above.

     SECTION 21.02. HOLDING OVER. Any holding over by Tenant after the expiration or termination of this Lease shall not constitute renewal hereof or give Tenant any rights hereunder or in the Private Parcel, except with the prior written consent of Landlord. Any holding over after the expiration or termination of this Lease with the consent of Landlord shall be construed to be a tenancy from month to month at a rent equal to the rent payable by Tenant hereunder prior to such expiration or termination (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and entitle Landlord to exercise any or all of its remedies as provided herein.

     SECTION 21.03. ACCEPTANCE OF SURRENDER. No modification, termination or surrender of this Lease or surrender of the Private Parcel by Tenant shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by any representative or agent of Landlord, other than such a written agreement and acceptance by Landlord, shall constitute an acceptance thereof.

     SECTION 21.04.  COMPENSATION TO TENANT UPON CERTAIN EVENTS OF
TERMINATION. In the event of (a) a Landlord's Default, and (b) such Landlord's Default has a material adverse effect on the value and/or operation of the Tenant's business conducted on the Private Parcel, and (c) no adequate remedy at Law or in equity exists to cure the Landlord's Default or fully compensate Tenant for its detriment as a result thereof, and (d) no Tenant Default has occurred and is then continuing hereunder, and (e) Tenant elects to terminate this Lease and so terminates this Lease in accordance with its terms, Tenant shall be entitled to receive, as liquidated damages (it being agreed that Tenant's damages in such event are not as certainable) an amount equal to the sum of : (i) the then value of the Investment as determined under Section 3.05,
(ii) the Purchase Price (as defined in the Option Agreement) plus any investment made by Tenant towards improvement of the Public Parcel in accordance with the procedure set forth in Section 1.05 of the Option Agreement, but less fifteen percent 15% of such amount (but not more than a total of 100%) for each Lease Year that has elapsed since the Rent Commencement Date (so that no amount will be added by reason of this clause (ii) after the seventh Lease Year), and (iii) interest on the amounts set forth in clauses (i) and (ii) at the Interest Rate from the date each such amount was expended by Tenant to the date of payment or such earlier date, if any, as the Improvement was destroyed, taken or rendered obsolete and not replaced; reduced by an amount equal to the fair market value of any Improvements removed by Tenant in connection with such termination (less any expenses incurred by Tenant in connection with such removal); but not to exceed, in total, the then going concern value of Tenant's business conducted on the Private Parcel prior to such Landlord Default and termination as determined by an investment banking firm selected by Tenant and reasonably acceptable to Landlord. The provisions of Section 11.1 of the REA shall in no way limit Tenant's rights under this Section 21.04.

     SECTION 21.05. GENERAL EFFECT OF TERMINATION. Whenever in this Lease provision is made that either party shall have the right to terminate this Lease, then unless in said provision it is expressly provided otherwise (including, without limitation, as is provided in this Article 21), neither party hereto shall thereafter have any claim against the other under this Lease or on account of the termination hereof, except for those accruing prior to the effective date of such termination. It is intended by the parties hereto that all of the obligations and liabilities of Landlord and Tenant which shall have accrued as the date of termination of this

Lease shall survive termination of the Lease, except as specifically set forth in this Lease. Termination of this Lease shall also result in a concurrent termination of the REA and the Revenue Sharing Agreement.

                                   ARTICLE 22

                               GENERAL PROVISIONS

     SECTION 22.01. PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable Law, and are intended to be limited to the extent necessary so that they will not render this Lease invalid, unenforceable or not entitled to be recorded under any applicable Law.

     SECTION 22.02. TIME IS OF THE ESSENCE. Time is of the essence in the performance of all of the terms and provisions of this Lease; provided, however, that any prevention or delay due to Force Majeure shall excuse the performance, for a period equal to the period of any such prevention or delay, of any obligation hereunder.

     SECTION 22.03. NOTICES. All notices, demands, consents, and requests which may or are to be given by any party to the other shall be in writing. All notices, demands, consents and requests to Tenant shall be deemed to have been properly given if served personally on Tenant during business hours, or if by United States registered or certified mail, return receipt requested, postage prepaid, or via nationally recognized overnight mail carrier addressed to Tenant at its address first set forth above, or at such other place or places as Tenant may from time to time designate by written notice to Landlord. All notices, demands, consents and requests to Landlord shall be deemed to have been properly given if served personally on Landlord, or if sent by United States registered or certified mail, return receipt requested, postage prepaid, or via nationally recognized overnight mail carrier addressed to Landlord at its address first set forth above, or at such place or places as Landlord may from time to time designate by written notice to Tenant. Notices, demands, consents and requests which are served upon either party in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder as follows: (a) on the date delivered, if served personally; (b) the third business day after being mailed, if served by certified or registered mail; or (c) the next business day, if served by overnight mail. Copies of all notices to Tenant shall be sent in the same manner and at the same time to Tenant's attorneys, Baer Marks & Upham, LLP, 805 Third Avenue, New York, NY 10022, Attention: James M. Coughlin, Esq.

     SECTION 22.04. INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.


     SECTION 22.05. APPLICABLE LAW. This Lease and the rights of the parties hereunder shall be governed by the Laws of the State of California, applicable to contracts made and performed in such State.

     SECTION 22.06. NO JOINT VENTURE. It is agreed that no thing contained in this Lease shall be deemed or construed as creating a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be responsible in any way for the debts or obligations of

Tenant or any other party.

     SECTION 22.07. ATTORNEYS' FEES. Should any party here to institute any action or proceeding in court or before an arbitrator to enforce any provision hereof or for damages by reason of an alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party, in addition to the court or arbitration costs incurred by the prevailing party, such amount as the court or arbitrator may adjudge to be reasonable attorneys' fees for the services rendered the prevailing party in such action or proceeding.

     SECTION 22.08. NET LEASE. This Lease is a net lease, and payments due and payable hereunder to or on behalf of Landlord shall be paid without notice or demand and without offset, counterclaim, abatement, suspension, deferment, deduction or defense, except as otherwise expressly provided herein.

     SECTION 22.09. SOURCE OF PAYMENT OF OBLIGATIONS INCURRED UNDER THIS LEASE. Whenever a party hereto is entitled to reimbursement or compensation by the other party hereto and said amount is not paid when due, if such obligation is not of a character such that it is included in the definition of Operating Expenses under the Revenue Sharing Agreement and entitled to be paid as such, the amount so owing shall be paid from said party's share under clause (v) of
Section 1.3(c) of the Revenue Sharing Agreement prior to the remission of any amount otherwise to be disbursed to the delinquent party under said clause (v). Any party desiring to avail itself of the foregoing provision, shall send written notice of the amount owing (and the specific obligation giving rise to the debt) to the Treasurer (as defined in the Revenue Sharing Agreement) with a copy to the delinquent party.

     SECTION 22.10. SUCCESSORS. The terms and conditions contained in this Lease shall run with the Land and shall bind and inure the benefit of Landlord and Tenant, and to their respective successors and assigns.

     SECTION 22.11. NO MERGER OF TITLE. There shall be no merger of the leasehold estate created by this Lease with the fee estate in the Private Parcel by reason of the fact that the same person may own or hold (i) the leasehold estate created by this Lease or any interest in such leasehold estate, and (ii) any interest in such fee estate, unless Tenant is such holder and Tenant desires title to so merge. No such merger shall occur unless and until all persons having any interest in the leasehold estate created by this Lease and the fee estate in the Private Parcel shall join in a written instrument effecting such merger.

     SECTION 22.12. QUIET ENJOYMENT. This Lease is subject to the 1997 City-Marine World Lease. Landlord represents that this Lease does not violate any provision of the Public Leases, and that no provision of this Lease is in conflict with any of the provisions of any of the Public Leases. As long as a Tenant Default does not exist, Landlord shall be obligated to perform all of its obligations under any of the Public Leases to which it is a party, and during the Term Tenant shall have quiet enjoyment of the premises leased hereby. If Landlord is given the right under any of the Public Leases to terminate any such Public Lease (other than for reasons related to a Tenant Default), Landlord shall not exercise such right of termination without the prior written consent of Tenant which consent shall not be unreasonably withheld or delayed. Landlord shall not enter into, and shall not consent to any amendment, modification, extension or other agreement with respect to any or all Public Leases to which it is a party which adversely affects Tenant's interest in the Private Parcel, the Improvements or this Lease.

     SECTION 22.13. CONTESTS. Tenant shall have the right, after at least ten (10) days prior written notice to Landlord (or such shorter period as may be required at Law in order to preserve the right to do so), to contest the amount or validity of any Imposition or Law or lien by appropriate proceedings conducted in good faith and with due diligence, at its sole cost and expense.
If Tenant has not yet made the Minimum Investment, or deposited into escrow under terms and conditions reasonably satisfactory to Landlord the amount by which the Minimum Investment then exceeds the Investment, then, Tenant shall furnish to Landlord security reasonably satisfactory to Landlord against any claim, loss, liability or expense incurred as a result of such nonpayment or delay therein. In the event of any such contest, if the final determination thereof is adverse to Tenant, then Tenant shall pay fully the amounts involved in such contest, together with any penalties, fines, interests, costs and expenses that may have accrued thereon or that may result from any such contest by Tenant, and after such payment by Tenant, Landlord will promptly return to Tenant such security as Landlord shall have received in connection with such contest, unless such adverse determination results directly from or is otherwise directly related to Landlord's failure to comply with its obligations under this Lease, or Landlord's negligence or misconduct, in which event, Landlord shall immediately after written notice of such adverse determination return such deposit to Tenant. Landlord shall join in any such proceeding if any Law now or hereafter in effect shall require that such proceedings be brought by and/or in the name of Landlord or any owner of the Private Parcel. Neither Landlord nor the Private Parcel shall be subjected to any liability for the payment of any costs, fees, including attorneys' fees, or expenses in connection with any such proceeding (except to the extent that such adverse determination results from or is otherwise related to Landlord's failure tocomply with its obligations under this Lease, or Landlord's negligence or misconduct). Tenant shall be entitled to any refund of any such Imposition and penalties or interest thereon, which shall have been paid by Tenant or paid by Landlord, for which Landlord shall have been fully reimbursed.

     SECTION 22.14. NONDISCRIMINATION. Tenant covenants by and for itself, its heirs, executors, administrators and assigns and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the condition, that there shall be no discrimination against or segregation of any person or group of persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry, in the leasing, subleasing, transferring, use, or enjoyment of the premises herein leased nor shall Tenant, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, subtenants, licensees, vendees invitees, or customers with respect to the Private Parcel or the operation of any business thereon.

     SECTION 22.15. INTERPRETATION. The language in all parts of this Lease shall be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall," "will," and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by thin Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a specific provision is made therefor.

     SECTION 22.16. INTEGRATION. This Lease, together with the Reciprocal Easement Agreement and the Revenue Sharing Agreement and their respective exhibits and documents incorporated by reference, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and there are no conditions, representations or agreements regarding the matters covered by this Lease which are not expressed herein or in the Reciprocal Easement Agreement and the Revenue Sharing Agreement.

     SECTION 22.17.  MEMORANDUM OF LEASE FOR RECORDING.  Landlord and
Tenant shall, upon the Term Commencement Date, execute a memorandum or "short form" of this Lease in a form prepared by Landlord and reasonably acceptable to Tenant, for purposes of, and in a form suitable for, being recorded. The memorandum or "short form" of this Lease shall describe the parties, Landlord and Tenant, set forth a description of the Lease Premises, specify the term of this Lease, and shall incorporate this Lease by reference. Said memorandum shall be recorded in the office of the County Recorder of the County of Solano as soon as practicable after the date of execution of this Lease.

     SECTION 22.18. CONSENTS. Whenever any consent or approval is required under the terms of this Lease, except as otherwise specifically provided herein such consent shall not unreasonably be withheld, conditioned or delayed. In the event that a party shall fail to give written notice of its intention not to give consent or approval, together with the reason(s) therefor, within fifteen (15) days after written request for such consent or approval, the consent or approval shall be deemed to have been given.

                                   ARTICLE 23

                             ENVIRONMENTAL MATTERS

     SECTION 23.01. LANDLORD'S ENVIRONMENTAL OBLIGATIONS. Landlord represents and warrants that it has not created, placed, stored, transported, or disposed of, nor is it aware of, any Environmental

Condition or Hazardous Materials in, on, at, around or under or affecting all or any part of the Private Parcel, and further, that Landlord shall be responsible for all Environmental Compliance Liability with respect to the Private Parcel, unless resulting from Tenant's breach of any obligation hereunder, or from Tenant's gross negligence or willful misconduct, subject to the provisions of
Section 3.03 hereof. Landlord further represents, warrants, covenants and agrees that no portion of the land constituting the Private Parcel (including the surface and subsurface thereof) was ever used for the dumping or storage of any Hazardous Materials. Notwithstanding anything to the contrary contained elsewhere herein, Landlord agrees to be responsible for and indemnify, defend and hold harmless Tenant and its officers, directors and employees, affiliates and its successors and assigns, at Landlord's sole cost and expense, from and against any and all losses, claims, liabilities, damages, judgments, expenses (including reasonable attorneys' fees and disbursements), fees, fines and other costs (whether relating to or arising out of actions or claims by governmental authorities or private parties), relating to or arising out of the existence of any Environmental Compliance Liability or other Environmental Condition existing in, on, at, around or under or affecting the Private Parcel on the Term Commencement Date (subject to the provisions of Section 3.03 hereof), or otherwise arising from the gross negligence or willful misconduct of Landlord its agents, servants, employees, contractors, sublessees or other tenants, occupants, or licensees (or their guests and invitees) of the Public Parcel. Landlord represents and warrants that it shall not permit any dumping or storage on, in, around, under, or about the Private Parcel of any Hazardous Materials, or otherwise cause, create, permitor suffer an Environmental Condition, during the Term of this Lease.

     In the event at any time during the Term Tenant should desire to make any alterations, additions or improvements to the Private Parcel, including the Improvements, and is forced to incur any identifiable charges or expenses arising as a result of Hazardous Materials or other Environmental Condition in or at the

Private Parcel which existed as of the Term Commencement Date, then, notwithstanding anything to the contrary set forth in this Lease or the REA Landlord shall be fully responsible for and shall reimburse Tenant for such expenses upon demand of Tenant that were caused by the existence of such Hazardous Materials or other Environmental Condition.

     SECTION 23.02. TENANT'S ENVIRONMENTAL OBLIGATIONS. Tenant represents and warrants that it shall not create, place, store, transport, or dispose of any Environmental Condition or Hazardous Materials in, on, at, around or under or affecting all or any part of the Private Parcel, and further, that Tenant shall be responsible for all Environmental Compliance Liability with respect to the Private Parcel which results from Tenant's gross negligence or willful misconduct or that of its agents, employees or contractors. Notwithstanding anything to the contrary contained elsewhere herein, Tenant agrees to be responsible for and indemnify, defend and hold harmless Landlord and its officers, directors and employees, and its successors and assigns, at Tenant's sole cost and expense, from and against any and all losses, claims, liabilities, damages, judgments, expenses (including reasonable attorneys' fees and disbursements), fees, fines and other costs (whether relating to or arising out of actions or claims by governmental authorities or private parties), relating to or arising out of the existence of any Environmental Condition created in, on, at or under the Private Parcel during the Term of this Lease (except to the extent resulting or arising from the gross negligence or willful misconduct of Landlord or its officers, employees, agents, contractors, licensees, guests or invitees), or otherwise arising from the gross negligence or willful misconduct of Tenant or other tenants, occupants, or licensees (or their guests) of Tenant. It is a condition to Tenant's obligations under this subparagraph that Tenant shall receive reasonably prompt notice of any claim against Landlord.

     SECTION 23.03. LEGAL CONTESTS. For purposes of this Article, any party entitled to be indemnified under subparagraphs (a) or (b) above shall be referred to as the "Indemnified Party;" and any party required to so indemnify another party shall be referred to as an "Indemnifying Party." The Indemnified Party shall have the right to contest, by appropriate legal proceedings, but without cost, liability or expense to the Indemnifying Party, the validity of any Environmental Law provided that such contest will not result in any lien, charge or liability, civil or criminal, or result in a default under any Leasehold Mortgage. In addition, if compliance with such Environmental Law may be legally held in abeyance without the occurrence of any danger to persons or property or threat thereof, lien, charge or liability, civil or criminal, or a default under any Leasehold Mortgage, for a failure to comply during such contest, the Indemnifying Party may postpone compliance therewith until the final determination of any such proceedings, provided that such proceedings are pursued in good faith and with due diligence. The provisions of this Section shall survive the expiration or sooner termination of this Lease.

     SECTION 23.04.  ADDITIONAL LANDLORD RESPONSIBILITIES; TERMINATION OF
LEASE. If, as a result of the presence of any Environmental Compliance Liability, Hazardous Materials or other Environmental Condition within, on, under, about or otherwise affecting the Private Parcel which existed as of the Term Commencement Date or is directly attributable to the breach by Landlord of its obligations under this Article or the gross negligence or willful misconduct of Landlord, any of the following shall occur, then Tenant shall have the right to terminate this Lease upon sixty (60) days written notice sent to Landlord if:
(i) Tenant shall be unable to conduct, or shall be prohibited by public authorities from conducting, its normal business operations within the Private Parcel, (ii) normal business operations within the Private Parcel or normal pedestrian and vehicular access to the Private Parcel shall be unreasonably interfered with as a result of any work of removal, repair, restoration or other construction work performed in connection with the removal and/or remediation of any such Environmental Compliance Liability, Hazardous Materials or other

Environmental Condition, or (iii) Landlord shall have failed to do either of the following, at Tenant's option, within the specified periods: (A) to promptly initiate and diligently prosecute to completion any action which may be necessary to abate and remediate such event or conditions, to Tenant's satisfaction based on an environmental report prepared by a licensed environmental engineer selected by Tenant (and reasonably acceptable to Landlord), showing the abatement and remediation of such event or condition in compliance with applicable Law, the cost for which shall be paid by Landlord promptly after written request therefor from Tenant, or (B) pay to Tenant, within fifteen (15) days after written request therefor, the amount reasonably estimated by Tenant to be required for Tenant to complete the abatement and remediation of such event or conditions, which estimate shall be based on a Phase I environmental site assessment prepared by a licensedenvironmental engineer selected by Tenant (and reasonably acceptable to Landlord), the cost for which shall be borne by Landlord and included in such payment.

                                   ARTICLE 24

            SALE OF PRIVATE PARCEL REPURCHASE OF TENANT'S ESTATE

     SECTION 24.01. LANDLORD'S RIGHT TO SELL. (a) Notwithstanding anything to the contrary set forth elsewhere in this Lease, neither Landlord nor the Agency shall cause or permit (whether voluntarily, by operation of Law or otherwise) the sale, transfer or conveyance (collectively, a "TRANSFER") of any of their respective interests in either the Public Parcel or the Private Parcel, without the prior written consent of Tenant, to be given or withheld in its sole discretion, prior to or during the month following, the date on which Tenant (or any affiliate thereof) may exercise an option (the "PURCHASE OPTION") to purchase the Public Parcel and the Private Parcel for a purchase price not exceeding the greater of (i) the principal amount of the Certificates of Participation Financing as of the date of the exercise of the Purchase Option or (ii) the aggregate fair market value of the Public Parcel and the Private Parcel on such date (determined without regard to Tenant's Investment), and otherwise under mutually acceptable terms.

     (b) Subject to the restrictions set forth in Section 24.01(a), Landlord shall have the right to transfer to any person its leasehold estate in the Private Parcel and assign its interest in this Lease (a "Permitted Sale") without limitation; provided, however, that any such transfer shall also include the simultaneous transfer to, and assumption by, such person of all of Landlord's rights, title and obligations in and to the Reciprocal Easement Agreement and the Revenue Sharing Agreement, and further provided that such Permitted Sale shall be subject to this Lease and any Purchase Option then in effect and transferee shall assume in writing, in form and substance reasonably acceptable to Tenant, the obligations of Landlord under this Lease, the Revenue Sharing Agreement and the REA. Upon any such Permitted Sale in accordance with the foregoing, Landlord shall automatically be relieved of any obligations under this Lease, other than those obligations which accrued prior to the date thereof.

     (c) In the event Landlord desires to effect a Permitted Sale, it shall first submit to Tenant in writing the terms of the proposed sale (the "Sale Terms"). Tenant shall have forty-five (45) days after receipt of Landlord's written notice of the Sale Terms (the "Refusal Period") within which to accept the Sale Terms in writing to Landlord. If Tenant does not accept the Sale Terms as aforesaid within such Refusal Period, then Landlord shall have the right effect the Permitted Sale on the Sale Terms within 120 days after the end of the Refusal Period (the "Third Party Period"), without any further notice or other obligation to Tenant. If the Permitted Sale is not effected within such Third Party Period, then, prior to any Permitted Sale after the expiration of such Third Party Period (a "New Permitted Sale") (regardless of whether the Terms of such

New Permitted Sale are the same or different from those of the Permitted Sale), the Terms of the New Permitted Sale shall first be submitted to Tenant as aforesaid, and the provisions of this Section again shall apply.

     (d) The foregoing provisions shall not apply to any transfer by Landlord of its interest in the Private Parcel to the Agency, the City or the Vallejo Public Financing Authority, which transfer may be made at any time at the discretion of Landlord without the consent of Tenant, provided that the transfer shall be subject to all of the obligations of Landlord under this Lease, the Purchase Option, the Reciprocal Easement Agreement and the Revenue Sharing Agreement and the transferee shall assume in writing, in form and substance reasonably acceptable to Tenant, the obligations of Landlord under this Lease, the Revenue Sharing Agreement, the Purchase Option and the REA.

     (e) In addition to any other rights or remedies set forth herein, including but not limited to those at Law or in equity, the breach of any of the obligations of Landlord or the Agency under this Section 24.01 shall entitle Tenant to terminate this Lease upon written notice to Landlord, whereupon the Lease shall have no further force and effect and such termination shall have the effect more particularly set forth in Article 21 including but not limited to
Section 21.04.

     SECTION 24.02. REPURCHASE OF TENANT'S ESTATE. Notwithstanding any other provision of this Lease but subject to the restrictions set forth in
Section 24.01(a), Landlord shall have the right to purchase from Tenant all of Tenant's right, title and interest in and to Tenant's Estate, the Reciprocal Easement Agreement and the Revenue Sharing Agreement (the "Repurchase") on the following terms and conditions:

          (i) The Repurchase shall be incident to a Permitted Sale to a transferee totally independent of, unrelated to, Landlord, the City, the Agency or the Vallejo Public Financing Authority.

          (ii) Tenant shall have failed to exercise its right of purchase under
     Section 24.01 within the Refusal Period.

          (iii) The price of the Repurchase (the "Repurchase Price") shall be equal to the fair market value of the operations of Tenant (as reflected in this Lease, the Reciprocal Easement Agreement and the Revenue Sharing Agreement), valued as a going concern, as determined by an investment banking firm selected by Tenant and reasonably approved in writing by Landlord. Tenant shall promptly provide to the investment banking firm such information as is reasonably requested by such firm to determine said fair market value. The Repurchase Price shall be payable in immediately available funds from Landlord to Tenant on the earlier of the date of the Repurchase or the closing of the Permitted Sale.

          (iv) Tenant shall execute and deliver such documents evidencing reconveyance of Tenant's Estate as shall be reasonably requested by Landlord, and shall vacate the Private Parcel, upon receipt by Tenant of the Repurchase Price.

          (v) Any Repurchase shall not occur if the same shall cause the Authority to breach any term or provisions of the 1997 Agency-Authority Lease, or otherwise result in a default under any of the documents related to the Certificates of Participation Financing, in which case the related Permitted Sale shall not occur.

                                   ARTICLE 24A

        ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF LANDLORD:

     SECTION 24A.01. LANDLORD'S ADDITIONAL REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to Tenant (upon which warranties and representations Tenant has relied in executing and delivering this Lease) that:

     (a) With respect to each of the Public Leases to which Landlord is a party , the following is true and correct: (i) it is in full force and effect; (ii) there are no defaults by Landlord or the other parties thereto existing thereunder beyond the expiration of applicable notice and cure periods; (iii) all rent and other amounts due thereunder have been paid to the last day of the month preceding the month in which this Lease is executed; and (iv) there have been no amendments, modifications, supplement, extensions or other agreement entered into between Landlord and the other parties thereto affecting the matters set forth therein, except as have been disclosed to Tenant in writing;

     (b) A valid certificate of occupancy exists for the improvements currently existing on the Private Parcel and Landlord has not done and is not aware of any work, improvements or other acts taken with respect to the Private Parcel requiring an amendment or modification of such certificate, or the issuance of a new certificate;

     (c) No work has been done or materials or services provided to or on behalf of Landlord which may entitle a mechanic, materialman or warehouseman to file a lien against or affecting all or any part of the Private Parcel;

     (d) Landlord has no knowledge of pending or contemplated condemnation proceedings affecting the Private Parcel or any part thereof; and

     (e) There are no portions of the Private Parcel which lie within areas designated by any governmental authority as "wetlands".

     Landlord's breach of any of the foregoing representations shall entitle Tenant to terminate this Lease upon prior written notice to Landlord whereupon this Lease shall automatically terminate on the date set forth in such notice, which date shall be deemed to be the expiration of the Term hereof, and the parties shall have no further rights or obligations hereinafter except as otherwise expressly provided herein, including under Article 21.

                                   ARTICLE 25

                          DEFINITION OF CERTAIN TERMS

     SECTION 25.01. DEFINITIONS. The meanings of the following terms when used in this Lease shall be determined as follows:

     ALTERATION is defined in SECTION 7.01.

     CERTIFICATES OF PARTICIPATION FINANCING is defined in RECITAL C.

     CITY is defined in RECITAL B.

     DATE OF TAKING is defined in SECTION 10.02.

     ENVIRONMENTAL LAWS means any and all Laws concerning air, water, solid waste, Hazardous Materials, Releases, worker and community right-to-know hazard communication, noise, resource protection, subdivision, inland wetlands and watercourses, health protection and similar environmental, health, safety, and land use concerns in all cases at any time, from time to time in effect at or prior to the commencement of the term of this Lease.

     ENVIRONMENTAL CONDITION means circumstances with respect to soil, land surface, subsurface strata, surface waters, groundwaters, stream sediments, air and similar environmental media both on and off the Private Parcel resulting from any activity, inactivity, operations or Release occurring on or off such Private Parcel, which under Environmental Laws require investigatory, corrective and/or remedial measures and/or that may result in claims or demands or give rise to liabilities of Landlord or Tenant or to third parties including, but not limited to, governmental entities.

     ENVIRONMENTAL COMPLIANCE LIABILITY means any obligation or liability arising as the result of any default, violation or breach by Landlord or its affiliates or previous tenants of the demised premises or adjoining tenants prior to the commencement of the term of this Lease of: (i) environmental Permits and other approvals, consents, licenses, certificates and authorizations applicable to the Private Parcel of the operation of prior tenant's or other occupant's business and activities thereon which are required by Environmental Laws; (ii) any environmental regulatory compliance requirements applicable to the Private Parcel or operations conducted on or from the Private Parcel under Environmental Laws; or
(iii) other Environmental Laws.

     EQUIPMENT FINANCING is defined in SECTION 3.10.

     EQUIPMENT LESSOR is defined in SECTION 3.10.

     FORCE MAJEURE shall mean delays or defaults due to war; insurrection; strikes, lockouts; riots; floods; earthquakes; fires; casualties; acts of God; acts of the public enemy; epidemics; quarantine restrictions; unusually severe weather; or other causes beyond the reasonable control of the party obligated to perform (except financial inability). An extension of time for any such cause shall be for the period of the enforced delay and shall commence to run from the time of the commencement of the cause if notice by the party claiming such extension is given to the other party or parties within thirty (30) days after the commencement of the cause.

     HAZARDOUS MATERIALS means any petroleum, petroleum products, fuel oil, derivatives of petroleum products or fuel oil, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous wastes, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, medical waste, biomedical waste, infectious materials and any other element, compound mixture, solution or substance which may pose a present or potential hazard to human health or safety or to the environment.

     IMPOSITIONS is defined in SECTION 4.01.

     IMPROVEMENTS shall mean any buildings, improvements, fixtures, signs, rides, attractions, and any renewals and replacements thereof, erected, built, installed or constructed upon the Private Parcel during the Term.

     INTEREST RATE is defined in SECTION 17.04.

     INVESTMENT is defined in SECTION 3.05.

     LAKE CHABOT is defined in RECITAL B.

     LAND is defined in RECITAL B.

     LANDLORD is defined in the introductory paragraph to this Lease.

     LANDLORD'S DEFAULT is defined in SECTION 18.01.

     LAWS shall mean all applicable present and future laws, ordinances, rules, regulations, permits, authorizations, orders and requirements, including, without limitation, all consents or approvals required to be obtained from, and all rules and regulations of, and all building and zoning laws of, all federal, state, county and municipal governments, the departments, bureaus, agencies or commissions thereof, authorities, board or officers, any national or local board of fire underwriters, or any other body or bodies exercising similar functions, having or acquiring jurisdiction of, or which may affect or be applicable to the Private

Parcel.

     LEASE shall mean this Parcel Lease.

     LEASE YEAR shall mean (i) the period from the Rent Commencement Date to and including the day prior to the Rent Commencement Date next following, (ii) each successive twelve (12) month period thereafter during the Term, and (iii) the period ending on the date on which this Lease terminates and beginning on the anniversary of the Rent Commencement Date preceding such termination date.

     LEASEHOLD MORTGAGE is defined in SECTION 14.01 and (shall exclude any Equipment Financing).

     LEASEHOLD MORTGAGEE is defined in Section 14.01 and (shall exclude any Equipment Lessor).

     MAJOR DAMAGE is defined in SECTION 9.02.

     MASTER LEASE means the Master Lease dated December 20, 1974 between the City and the Greater Vallejo Recreation District.

     MINIMUM ANNUAL RENT is defined in SECTION 2.01.

     MINIMUM INVESTMENT is defined in SECTION 3.05.

     NET AWARD is defined in SECTION 10.04.

     1997 CITY - MARINE WORLD LEASE is defined in RECITAL D.

     1997 MARINE WORLD - CITY LEASE is defined in RECITAL D.

     1997 CITY - AGENCY LEASE is defined in RECITAL D.

     1997 AGENCY - MARINE WORLD LEASE is defined in RECITAL D.

     NEW PERMITTED SALE is defined in SECTION 24.01.

     OPTION is defined in RECITAL E.

     OTHER AGREEMENTS is defined in SECTION 3.04.

     PPI means Premier Parks Inc. and/or its wholly-owned subsidiaries.

     PARTIAL TAKING is defined in SECTION 10.03.

     PERMITTED ASSIGNEE is defined in SECTION 13.02.

     PERMITTED EXCEPTIONS is defined in SECTION 1.01.

     PERMITTED SALE is defined in SECTION 24.01.

     PERSONAL PROPERTY shall mean all fixtures, furniture, furnishings, and other equipment and other personal property, excluding Improvements, placed on the Private Parcel by Tenant.

     PREMIER PARKS is defined in SECTION 3.01.

     PRIVATE PARCEL shall mean the portion of the Land leased hereby.

     PUBLIC LEASE is defined in SECTION 3.04.

     PUBLIC PARCEL is defined in RECITAL D.

     PURCHASE OPTION is defined in SECTION 24.01(A).

     RECIPROCAL EASEMENT AGREEMENT or REA shall mean the Reciprocal Easement Agreement between the Landlord and the Tenant in the form attached hereto as EXHIBIT D.

     REFUSAL PERIOD is defined in SECTION 24.01.

     RELEASE means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, or as otherwise defined under the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901, et seq.) ("RCRA"), the Comprehensive Environmental Response,

Compensation and Liability Act (42 U.S.C. Section 9601, et seq.) ("CERCLA"), or any other federal, state or local Environmental Law, including Laws relating to emissions, discharges, releases or threatened releases or pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes as may be amended from time to time, or other Environmental Laws.

     RENT COMMENCEMENT DATE is defined in SECTION 2.01.

     REPURCHASE is defined in SECTION 24.02.

     REPURCHASE PRICE is defined in SECTION 24.02.

     REVENUE SHARING AGREEMENT shall mean the agreement by that name between the Landlord and the Tenant in the form attached hereto as EXHIBIT E.

     RESTORATION is defined in SECTION 9.02.

     SALE TERMS is defined in SECTION 24.01.

     SUPERIOR LEASE is defined in SECTION 19.03.

     SUPERIOR LESSOR is defined in SECTION 19.03.

     SUPERIOR MORTGAGE is defined in SECTION 19.03.

     TAKING shall mean the taking of all or any part of the Private Parcel or the possession thereof under the power of eminent domain or voluntary sale of all or any part of the Private Parcel to any person having the power of eminent domain, provided that the Private Parcel or such part thereof is then under the threat of condemnation.

     TENANT DEFAULT is defined in SECTION 17.01.

     TENANT'S ESTATE is defined in SECTION 13.01.

     TENANT'S PROPERTY is defined in SECTION 3.10.

     TERM is defined in SECTION 1.02.

     TERM COMMENCEMENT DATE is defined in SECTION 1.02.

     THIRD PARTY PERIOD is defined in SECTION 24.01.

     TOTAL TAKING is defined in SECTION 10.02.



                                             LANDLORD:


                                             MARINE WORLD JOINT POWERS AUTHORITY



                                             By: /s/
                                                ---------------------------
                                                  Executive Director




                                             TENANT:


                                             PARK MANAGEMENT CORP.



                                             By: /s/
                                                -----------------------------
                                                Chairman and Chief Executive
                                                 Officer

The undersigned hereby acknowledges and consents to the foregoing Parcel Lease and all of the terms and conditions set forth therein.


CITY OF VALLEJO



By: /s/
   ----------------------------
     City Manager



REDEVELOPMENT AGENCY OF THE CITY OF VALLEJO



By: /s/
   ----------------------------
     Executive Director

                                      EXHIBIT A

                               DESCRIPTION OF THE LAND

     The real property constituting the Site consists of that certain land located in the City of Vallejo, County of Solano, State of California, more fully described as follows:

REAL PROPERTY in the City of Vallejo, County of Solano, State of California, described as follows:

PARCEL ONE:

A portion of the Parcel of land described in the Deed to the City of Vallejo, recorded February 16, 1946 in Book 337 of Official Records, Page 337, Series No. 2545, and being a portion of Section 6, Township 3 North, Range 3 West, Mount Diablo Base and Meridian, described as follows:


Beginning at the Northeasterly corner of Lot 13, Lewis Ranch Estates, Unit No. 3, as shown in Book 22 of Maps at Page 19, Solano County Records; thence along the Northerly line of said Lewis Ranch Estates, Unit No. 3 and Lewis Ranch Estates, Unit No. 1 shown in Book 19 of Maps at Page 24, Solano County Records, North 89 degree 28'32" West, 1,500.00 feet; thence North 15 degree 40'00" East, 758.00 feet; thence North 23 degree 22'00" East, 223.00 feet; thence North 41 degree 08'00" East, 382.00 feet; thence North 45 degree 24'00" East, 230.21 feet; thence North 85 degree 55'13" East, 215.99 feet; thence North 4 degree 04'47" West, 350.00 feet; thence South 85 degree 55'13" West, 889.86 feet; thence North 38 degree 23'17" West, 2,260.00 feet; thence North 51 degree 36'43" East, 189.51 feet; thence North 41 degree 55'09" West, 427.75 feet to a point on the proposed new Southerly right-of-way line of State Highway No. 37; thence along said Southerly line, South 84 degree 57'14" East, 1,180.93 feet; thence East 265.00 feet; thence South 84 degree 46'02" East, 348.45 feet; thence South 80 degree 54'00" East 229.08 feet; thence South 82 degree 55'13" East, 217.44 feet to the intersection of the proposed Westerly line of Fairgrounds Drive; thence South 36 degree 18'50" East, 93.97 feet; thence South 37 degree 19'48" East, 215.15 feet; thence South 10 degree 15'18" East, 73.76 feet to the beginning of a curve to the left with a radius of 86.00 feet; thence along said curve, through a central angle of 27 degree 04'27", an arc distance of 40.64 feet; thence South 37 degree 19'45" East,
85.33 feet to the beginning of a curve to the left with a radius of 44.00 feet; thence along said curve, through a central angle of 90 degree 00'00" an arc distance of 69.12 feet; thence South 32 degree 30'00" East 142.51 feet; thence South 37 degree 19'53" East, 40.96 feet to the beginning of a curve to the right with a radius of 978.00 feet; thence along said curve, through a central angle of 5 degree 24'00", an arc distance of 92.17 feet to a point of compound curvature; thence along a curve to the right with a radius of 170.00 feet, through a central angle of 32 degree 15'00", an arc distance of 95.69 feet; thence South 20 degree 30'53" East, 101.30 feet to the beginning of a curve to the right with a radius of 941.00 feet; thence along said curve, through a central angle of 16 degree 57'00", an arc distance of 278.37 feet; thence South 3 degree 33'55" East, 52.43 feet; thence South 86 degree 26'14" West, 46.99 feet; thence South 31 degree 13'02" East, 123.95 feet; thence South 6 degree 34'05" East, 639.79 feet; thence South 4 degree 43'59" East,
800.07 feet; thence South 5 degree 26'51" East, 400.12 feet; thence South 4 degree 40'07" East, 440.03 feet; thence South 12 degree 55'17" West, 162.65 feet to the point of beginning.

EXCEPTING FROM PARCEL ONE ABOVE: That portion of the premises conveyed to the State of California, by Deed recorded November 29, 1973 in Book 1866 of Official Records, Page 536, Series No. 28896, Solano County Records, and as modified by the State of California Relinquishment to the City of

Vallejo in Instrument recorded July 12, 1979 in Book 1979 at Page 57270, Series No. 33917, Solano County Official Records.

FURTHER EXCEPTING THEREFROM: All those portions of Parcel One above conveyed by Marine World Foundation, a California non-profit public benefit corporation to Richard A. Hyland, etal, by the following Corporation Grant Deeds, recorded June 26, 1987 t Book 1987, Pages 86969, 86974, 87009, 86979, 87049, 87004, 87044,
87039, 86984, 87014, 87019, 87024, 87029, 87034, 86989, 86994 and 86999, Solano
County Records.

FURTHER EXCEPTING THEREFROM: All those portions of Parcel One above conveyed by Marine World Foundation, a California nonprofit public benefit corporation, to the State of California, by Quitclaim Deed recorded December 11, 1989, Series No. 890088359, and by Quitclaim Deed recorded February 6, 1990, Series No. 900009554, Solano County Records.

PARCEL TWO:

An easement as an appurtenance to Parcel One above for the surface use of Lake Chabot and being a portion of the parcel of land described in the Deed to the City of Vallejo, recorded February 16, 1946 in Book 337 of Official Records, Page 337, Series No. 2545, and being a portion of Section 6, Township 3 North, Range 3 West, Mount Diablo Base and Meridian, described as follows:

Commencing at the Northeasterly corner of Lot 13, Lewis Ranch Estates Unit No. 3 as shown in Book 22 of Maps at Page 19, Solano County Records, thence along the Northerly line of Lewis Ranch Estates Unit

No. 3 and the Northerly line of Lewis Ranch Estates Unit No. 1, said Unit No. 1 being shown in Book 19 of Maps at Page 24, Solano County Records, North 89 degree 28'32" West, 1,500.00 feet; thence along the Easterly fence of Dan Foley Park, North 15 degree 40'00" East, 758.00 feet; thence North 23 degree 22'00" East, 223.00 feet; thence North 41 degree 08'00" East, 382.00 feet; thence North 45 degree 24'00" East, 230.21 feet; thence North 85 degree 55'13" East to its intersection with the 72.5 foot contour line on the Southerly shore of Lake Chabot (City of Vallejo Datum) shown on Topographic Map showing the boundaries of Parcel 1, Flosden Acres Redevelopment Plan, Amendment No. 3-857023, Schwafel Engineers-Bissell & Karn, and as amended by the site rough grading lakeshore development drawing C-2.1 of April 1985, said point of intersection being the true point of beginning; thence following said 72.5 foot contour line in a Northwesterly, Northeasterly, Southeasterly, Southerly and Westerly direction around the shore of Lake Chabot to the point of beginning.

                                      EXHIBIT B

                             DESCRIPTION OF THE PROPERTY

          [to come Y description to include all or a portion of the real property described in the 1997 Site Lease Relating to Marine World, that was not leased under the 1997 Lease
          Agreement Relating to Marine World]

                                      EXHIBIT C

                                 PERMITTED EXCEPTIONS

          [to be completed prior to execution of the Parcel Lease, based upon a title report, acceptable to the parties, done prior to execution]

                                       EXHIBIT D

                            RECIPROCAL EASEMENT AGREEMENT

                                      EXHIBIT E

                              REVENUE SHARING AGREEMENT









                                         E-2